                                                         Draft -- March 28, 1996

================================================================================



                             AMERICOLD CORPORATION,

                                  as Issuer,

                                      and


                   UNITED STATES TRUST COMPANY OF NEW YORK,


                                  as Trustee
                         ----------------------------

                                  INDENTURE

                            Dated as of April __, 1996

                         ----------------------------


                    __% Senior Subordinated Notes due 2008

                             AMERICOLD CORPORATION
                     __% Senior Subordinated Notes due 2008

                             CROSS-REFERENCE TABLE

Between the Indenture and the Trust Indenture Act of 1939


TIA
Section                           Indenture Section
- -------                           -----------------
310(a)(1)    . . . . . . . . .    7.10
   (a)(2)    . . . . . . . . .    7.10
   (a)(3)    . . . . . . . . .    Not Applicable
   (a)(4)    . . . . . . . . .    Not Applicable
   (b)       . . . . . . . . .    7.08; 7.10
   (c)       . . . . . . . . .    Not Applicable
311(a)       . . . . . . . . .    7.11
   (b)       . . . . . . . . .    7.11
   (c)       . . . . . . . . .    Not Applicable
312(a)       . . . . . . . . .    4.15
   (b)       . . . . . . . . .    11.02
   (c)       . . . . . . . . .    11.02
313(a)       . . . . . . . . .    7.06
   (b)(1)    . . . . . . . . .    Not Applicable
   (b)(2)    . . . . . . . . .    7.06
   (c)       . . . . . . . . .    7.06; 11.03
   (d)       . . . . . . . . .    7.06
314(a)       . . . . . . . . .    4.03; 4.16; 11.03
   (b)(1)    . . . . . . . . .    Not Applicable
   (b)(2)    . . . . . . . . .    4.19
   (c)(1)    . . . . . . . . .    4.19
   (c)(2)    . . . . . . . . .    4.19
   (c)(3)    . . . . . . . . .    Not Applicable
   (d)       . . . . . . . . .    Not Applicable
   (e)       . . . . . . . . .    4.20
   (f)       . . . . . . . . .    Not Applicable
315(a)       . . . . . . . . .    7.01
   (b)       . . . . . . . . .    7.05; 11.03
   (c)       . . . . . . . . .    7.01
   (d)       . . . . . . . . .    7.01
   (e)       . . . . . . . . .    5.11
316(a) (last sentence) . . . .    11.04
   (a)(1)(A) . . . . . . . . .    5.05
   (a)(1)(B) . . . . . . . . .    5.04
   (a)(2)    . . . . . . . . .    Not Applicable
   (b)       . . . . . . . . .    5.07
317(a)(1)    . . . . . . . . .    5.08
   (a)(2)    . . . . . . . . .    5.09
   (b)       . . . . . . . . .    4.13
318(a)       . . . . . . . . .    11.01
- -----------------------

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                              TABLE OF CONTENTS/1/




                                                                        Page
ARTICLE ONE       Definitions............................................ 1
SECTION 1.02.     Incorporation by Reference of Trust
                  Indenture Act.......................................... 20

SECTION 1.03.     Rules of Construction.................................. 21

ARTICLE TWO       Issuance, Description, Execution
                  and Exchange of Securities............................. 22

SECTION 2.01.     Designation, Amount and Issue of Securities............ 22
SECTION 2.02.     Authentication and Delivery of Securities.............. 22
SECTION 2.03.     Form of Securities and Trustee's
                  Certificate of Authentication Generally................ 22
SECTION 2.04.     Denomination and Date of Securities;
                  Payment of Principal and Interest...................... 22
SECTION 2.05.     Execution of Securities................................ 24
SECTION 2.06.     Exchange and Registration of Transfer of
                  Securities............................................. 24
SECTION 2.07.     Mutilated, Destroyed, Lost or Stolen
                  Securities............................................. 25
SECTION 2.08.     Cancellation of Surrendered Securities................. 27
SECTION 2.09.     Temporary Securities................................... 27
SECTION 2.10.     Foreign Holder Certification........................... 27
SECTION 2.11.     CUSIP Numbers.......................................... 28

ARTICLE THREE     Redemption of Securities............................... 29

SECTION 3.01.     Optional Redemption.................................... 29
SECTION 3.02.     Notice of Redemption................................... 29
SECTION 3.03.     Procedures for Redemption.............................. 31
SECTION 3.04.     Selection of Securities To Be Redeemed................. 31
SECTION 3.05.     When Securities Called for Redemption
                  Become Due and Payable................................. 31

ARTICLE FOUR      Particular Covenants, Representations and
                  Warranties of the Issuer............................... 32

SECTION 4.01.     Validity of Securities................................. 32
SECTION 4.02.     Payment of Principal of, and Interest on

1. This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                  Securities............................................  32
SECTION 4.03.     SEC Reports...........................................  32
SECTION 4.04.     Limitation on Restricted Payments.....................  33
SECTION 4.05.     Limitation on Senior Subordinated Debt................  37
SECTION 4.06.     Limitation on Debt....................................  37
SECTION 4.07.     Limitation on Subsidiary Debt and
                  Preferred Stock.......................................  39
SECTION 4.08.     Limitation on Restrictions on Distributions
                  from Subsidiaries.....................................  41
SECTION 4.09.     Limitation on Sales of Assets and
                  Subsidiary Stock......................................  42
SECTION 4.10.     Limitation on Transactions with Affiliates............  46
SECTION 4.11.     Change of Control.....................................  46
SECTION 4.12.     Appointment of Agents.................................  47
SECTION 4.13.     Paying Agents to Hold Funds in Trust..................  48
SECTION 4.14.     Appointment of Trustee by Issuer......................  49
SECTION 4.15.     Availability of Information...........................  49
SECTION 4.16.     Books of Account; Inspection by the
                  Trustee; Notices; Statements as to
                  Compliance............................................  49
SECTION 4.17.     Payment of Taxes and Other Claims.....................  50
SECTION 4.18.     Corporate Existence and Rights........................  51
SECTION 4.19.     Maintenance of Properties.............................  51
SECTION 4.20.     Maintenance of Insurance..............................  51
SECTION 4.21.     Certificate and Opinion as to Conditions
                  Precedent.............................................  52
SECTION 4.22.     Statements Required in Certificate or
                  Opinion...............................................  52
SECTION 4.23.     Further Instruments and Acts..........................  53

ARTICLE FIVE      Events of Default and Remedies........................  53

SECTION 5.01.     Events of Default.....................................  53
SECTION 5.02.     Acceleration..........................................  55
SECTION 5.03.     Other Remedies........................................  56
SECTION 5.04.     Waiver of Past Defaults...............................  56
SECTION 5.05.     Control by Majority...................................  56
SECTION 5.06.     Limitation on Suits...................................  57
SECTION 5.07.     Rights of Holders To Receive Payment..................  57
SECTION 5.08.     Collection Suit by Trustee............................  57
SECTION 5.09.     Trustee May File Proofs of Claim......................  57
SECTION 5.10.     Priorities............................................  58
SECTION 5.11.     Undertaking for Costs.................................  59
SECTION 5.12.     Waiver of Stay or Extension Laws......................  59

ARTICLE SIX       Discharge of Indenture; Defeasance....................  59

SECTION 6.01.     Discharge of Liability on Securities;
                  Defeasance............................................  59

SECTION 6.02.     Conditions to Defeasance............................... 60
SECTION 6.03.     Application of Trust Money............................. 62
SECTION 6.04.     Repayment to Issuer.................................... 62
SECTION 6.05.     Indemnity for Government Obligations................... 63
SECTION 6.06.     Reinstatement.......................................... 63

ARTICLE SEVEN     Concerning the Trustee................................. 63

SECTION 7.01.     Duties of Trustee...................................... 63
SECTION 7.02.     Rights of Trustee...................................... 64
SECTION 7.03.     Individual Rights of Trustee........................... 65
SECTION 7.04.     Trustee's Disclaimer................................... 65
SECTION 7.05.     Notice of Defaults..................................... 65
SECTION 7.06.     Reports by Trustee to Holders.......................... 66
SECTION 7.07.     Compensation and Indemnity............................. 66
SECTION 7.08.     Replacement of Trustee................................. 67
SECTION 7.09.     Successor Trustee by Merger............................ 69
SECTION 7.10.     Eligibility; Disqualification.......................... 69
SECTION 7.11.     Preferential Collection of Claims
                  Against Corporation.................................... 69

ARTICLE EIGHT     Amendments, Supplements and Waivers.................... 69

SECTION 8.01.     Without Consent of Holders............................. 69
SECTION 8.02.     With Consent of Holders................................ 70
SECTION 8.03.     Compliance with Trust Indenture Act.................... 71
SECTION 8.04.     Revocation and Effect of Consents...................... 71
SECTION 8.05.     Notation on or Exchange of Securities.................. 72
SECTION 8.06.     Trustee To Sign Amendments............................. 72
SECTION 8.07.     Waiver of Compliance by Holders........................ 72

ARTICLE NINE      Successor Company...................................... 73

SECTION 9.01.     When Issuer May Merge or Transfer Assets............... 73

ARTICLE TEN       Subordination.......................................... 74

SECTION 10.01.    Securities Subordinated to Senior Debt................. 74
SECTION 10.02.    No Payment on Securities in Certain
                  Circumstances.......................................... 74
SECTION 10.03.    Payment Over of Proceeds Upon Dissolution,
                  etc.................................................... 76
SECTION 10.04.    Subrogation............................................ 78
SECTION 10.05.    Obligations of Issuer Unconditional.................... 79
SECTION 10.06.    Notice to Trustee...................................... 80
SECTION 10.07.    Reliance on Judicial Order or Certificate
                  of Liquidating Agent................................... 81
SECTION 10.08.    Trustee's Relation to Senior Debt...................... 81
SECTION 10.09.    Subordination Rights Not Impaired by

                  Acts or Omissions of the Issuer or
                  Holders of Senior Debt................................. 82
SECTION 10.10.    Holders Authorize Trustee to Effectuate
                  Subordination of Securities............................ 82
SECTION 10.11.    Not to Prevent Events of Default....................... 82
SECTION 10.12.    Trustee's Compensation Not Prejudiced.................. 82
SECTION 10.13.    No Waiver of Subordinated Provisions................... 83
SECTION 10.14.    Payments May Be Paid Prior to Dissolution.............. 83
SECTION 10.15.    Consent of Holders of Senior Debt Under
                  the Credit Agreement and First Mortgage
                  Bonds.................................................. 83

ARTICLE ELEVEN    Miscellaneous Provisions............................... 84

SECTION 11.01.    Trust Indenture Act Controls........................... 84
SECTION 11.02.    Communication by Holders with Other Holders............ 84
SECTION 11.03.    Notices................................................ 84
SECTION 11.04.    When Treasury Securities Disregarded................... 85
SECTION 11.05.    Rules by Trustee, Paying Agent and
                  Security Registrar..................................... 85
SECTION 11.06.    Legal Holidays......................................... 85
SECTION 11.07.    Successors............................................. 85
SECTION 11.08.    Multiple Originals..................................... 86
SECTION 11.09.    Separability Clause.................................... 86
SECTION 11.10.    Governing Law.......................................... 86
SECTION 11.11.    Table of Contents; Headings............................ 86

ACKNOWLEDGMENTS


EXHIBIT A -       Form of Security

     INDENTURE, dated as of April __, 1996, by and between AMERICOLD CORPORATION, an Oregon corporation (the "Issuer"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as Trustee hereunder (the "Trustee").


                                R E C I T A L S
                                - - - - - - - -

     WHEREAS, the Issuer has duly authorized the creation of an issue of __% Senior Subordinated Notes due 2008 (the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer, in accordance with their and its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:


                                 ARTICLE ONE

                                 Definitions
                                 -----------

     SECTION 1.01.  Definitions.  The terms defined in this Section (except as
                    -----------
herein otherwise expressly provided or unless the context otherwise requires), for all purposes of this Indenture and of any indenture supplemental hereto, shall have the respective meanings specified in this Section.

     Affiliate:  The term "Affiliate" means with respect to any Person, (i) any
     ---------                                                           -
other Person (or group of Persons acting in concert in respect of such specified Person) which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is
                                                    --
a director, executive officer or general partner (a) of such specified Person,
                                                  -
(b) of any Subsidiary of such specified Person or (c) of any Person described in
- --                                                 -
clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; and the terms "control" and "controlled" have meanings correlative to the foregoing; provided, however, that
                                                         --------  -------
a Person shall not be deemed to be an Affiliate of another Person solely as a result of a warehouse management contract entered into between such Persons in the ordinary course of business.

     Asset Disposition:  The term "Asset Disposition" means any sale, lease,
     -----------------
transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Issuer or any of its Subsidiaries, other than (i) a disposition by a Subsidiary to the Issuer or by the Issuer or a
            -
Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of property or
                                          --
assets at fair market value in the ordinary course of business, (iii) a
                                                                 ---
disposition of obsolete or worn out assets in the ordinary course of business,

(iv) a disposition subject to and made in accordance with Section 3.01 of the
- ---
First Mortgage Bonds Indenture, (v) a disposition subject to Section 4.04, or
                                 -
(vi) a sale-and-leaseback transaction pursuant to which either (x) the lease in
- ---                                                             -
such sale-and-leaseback transaction is for a period, including renewal rights, of not in excess of three years or (y) the Issuer could incur Attributable Debt
                                    -
subject to Section 4.06.

     Attributable Debt:  The term "Attributable Debt" in respect of a sale-and-
     -----------------
leaseback transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Series B Bonds compounded an-nually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended).

     Average Life:  The term "Average Life" means, as of the date of
     ------------
determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from
                      -
the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption payment on such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.
                               --

     Bankruptcy Law:  The term "Bankruptcy Law" means Title 11, United States
     --------------
Code, or any similar federal or state law for the relief of debtors.

     Board of Directors:  The term "Board of Directors" means the Board of
     ------------------
Directors of the Issuer or any committee thereof duly authorized to act on behalf of such Board.

     Board Resolution:  The term "Board Resolution" means a copy of a resolution
     ----------------
certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     Bond Trustee:  The term "Bond Trustee" means the trustee under the First
     ------------
Mortgage Bonds Indenture.

     Business Day:  The term "Business Day" means each day which is not a Legal
     ------------
Holiday.

     Capital Lease Obligation:  The term "Capital Lease Obligation" of a Person
     ------------------------
means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with generally accepted accounting principles; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     Capital Stock:  The term "Capital Stock" means any and all shares,
     -------------
interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock.

     Cash:  The term "Cash" means coin or currency of the United States
     ----
government.

     Change of Control:  The term "Change of Control" means the occurrence of
     -----------------
any of the following events:

     (i)  prior to the earlier to occur of (A) the first public offering (which,
                                            -
for purposes of this definition, shall mean the sale of shares of common stock of the relevant entity pursuant to an effective registration statement under the Securities Act that covers (together with any such prior effective registrations) not less than 25% of the outstanding shares of common stock of such entity on a fully diluted basis after giving effect to all such registrations) of common stock of Parent or (B) the first public offering of
                                             -
common stock of the Issuer, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Issuer, whether as a result of issuance of securities of the Issuer, any merger, consolidation, liquidation or dissolution of the Issuer, any direct or indirect transfer of securities by Parent or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

    (ii) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the bene-ficial owner (as defined in clause (i) above), directly or indirectly, of more than 30% of the total voting power of the Voting Stock of the Issuer; provided,
                                                                      --------
however, that the Permitted Holders beneficially own (as so defined), directly
- -------
or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Issuer than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer (for the purposes of this clause (ii), such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person "beneficially owns" (as so defined), directly or indirectly, more than 30% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation);

    (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of 66 2/3% of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office; or

    (iv) the Issuer consolidates with or merges with or into any other Person or conveys, transfers or leases all or substantially all of its assets to any Person or any Person consolidates with or merges into the Issuer, in either event pursuant to a transaction in which either (A) the outstanding Voting Stock
                                                 -
of the Issuer is changed into or exchanged for Cash, securities or other property (excluding, however, any such transaction where the outstanding Voting Stock of the Issuer is changed into or exchanged for Voting Stock of the surviving or transferee corporation which is neither Redeemable Stock nor Exchangeable Stock) or (B) the holders of the Voting Stock of the Issuer
                        -
immediately prior to such transaction, together with Kelso & Company and Affiliates of Kelso & Company which are either controlled by or under common control with Kelso & Company, own, directly or indirectly, in the aggregate, less than 50.01% of the Voting Stock of the surviving Person immediately after such transaction.

     Consolidated EBITDA Coverage Ratio:  The term "Consolidated EBITDA Coverage
     ----------------------------------
Ratio" as determined on any date means the ratio of (i) the aggregate amount of
                                                     -
Consolidated Net Income plus (to the extent deducted in calculating Consolidated Net Income) Consolidated Interest Expense, income taxes, depreciation expense, amortization expense, non-cash write-offs of deferred financing costs, non-cash deductions for contributions to the ESOP and any loss realized upon the sale or other disposition of any property, plant or equipment of the Issuer or a Subsidiary, including pursuant to any sale or leaseback arrangement (but without giving any effect to any extraordinary gain or loss) for the Reference Period to (ii) the aggregate amount of
                                           --
Consolidated Interest Expense for the Reference Period.

     Consolidated Interest Expense:  The term "Consolidated Interest Expense"
     -----------------------------
means, for any period, the total interest expense of the Issuer and its consolidated Subsidiaries, including (i) interest expense attributable to
                                       -
capital leases, (ii) amortization of debt discount and debt issuance cost, (iii)
                 --                                                         ---
capitalized interest, (iv) noncash interest payments, (v) commissions, discounts
                       --                              -
and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Interest Rate Protection Agreements
                       --
(including amortization of fees), (vii) Preferred Stock dividends in respect of
                                   ---
all Preferred Stock held by Persons other than the Issuer or a Wholly Owned Subsidiary, (viii) interest incurred in connection with investments in
             ----
discontinued operations and (ix) interest actually paid by the Issuer or any of
                             --
its consolidated Subsidiaries under any guarantee of Debt or any other obligation of any other Person.

     Consolidated Net Income:  The term "Consolidated Net Income" means, for any
     -----------------------
period, the net income of the Issuer and its consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall not be included in
                       --------  -------
such Consolidated Net Income:

     (i) any net income of any Person if such Person is not a Subsidiary, except that (A) the Issuer's equity in the net income of any such Person for
             -
such period shall be included in such Consolidated Net Income up to the aggregate amount of Cash actually distributed by such Person during such period to the Issuer or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (iii) below) and (B) the Issuer's equity in a net loss of
                                       -
any such Person for such period shall be included in determining such Consolidated Net Income;

    (ii) any net income of any Person acquired by the Issuer or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

    (iii) any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Issuer, except that (A) the Issuer's equity in the net income of any such Subsidiary for
             -
such period shall be included in such Consolidated Net Income up to the aggregate amount of Cash actually distributed by such Subsidiary during such period to the Issuer or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause) and (B) the Issuer's equity in a
                                                  -
net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income;

    (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Issuer or its consolidated Subsidiaries (including pursuant to any sale and leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; or

    (v) the cumulative non-cash effect of a change in accounting principles, including (A) the cumulative or one-time non-cash charges associated with the
           -
implementation of SFAS 106 by the Issuer with respect to services rendered by employees in periods prior to its implementation, but excluding any effects of such implementation with respect to services rendered in periods following such implementation and (B) any cumulative or one-time non-cash charges associated
                    -
with the implementation of SFAS 109.

     Consolidated Net Tangible Assets:  The term "Consolidated Net Tangible
     --------------------------------
Assets" means the total assets shown on the balance sheet of the Issuer and its consolidated Subsidiaries, determined on a consolidated basis using generally accepted accounting principles, as of any date selected by the Issuer not more than 90 days prior to the taking of any action for the purpose of which the determination is being made, less (i) all current liabilities and minority
                                    -
interests and (ii) goodwill and other intangibles.
               --

     Consolidated Net Worth:  The term "Consolidated Net Worth" of any Person
     ----------------------
means the total amounts shown on
the balance sheet of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all
                                           -
outstanding Capital Stock of such Person plus (ii) paid-in capital or capital
                                               --
surplus relating to such Capital Stock plus (iii) any retained earnings or
                                             ---
earned surplus less (A) any accumulated deficit, (B) any amounts attributable to
                     -                            -
Redeemable Stock and (C) any amounts attributable to Exchangeable Stock, and
                      -
excluding amounts attributable to cumulative or one-time non-cash charges associated with the implementation of SFAS 106 and 109.

     Corporate Trust Office:  The term "Corporate Trust Office" means the office
     ----------------------
of the Trustee at which at any particular time its corporate trust business shall be principally administered.

     Credit Agreement:  The term "Credit Agreement" means the Second Amended and
     ----------------
Restated Credit Agreement, dated as of June 19, 1995, between the Issuer and United States National Bank of Oregon, as it may amended, supplemented or restated from time to time.


     Custodian: The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     Debt:  The term "Debt" of any Person means, without duplication,
     ----

     (i)  all obligations of such Person in respect of (A) indebtedness for
                                                        -
money borrowed and (B) indebtedness evidenced by the Securities, or the First
                    -
Mortgage Bonds, notes, Notes, bonds or other similar instruments for the payment of which such Person is responsible or liable including, without limitation (x)
                                                                             -
all Obligations (as defined in the First Mortgage Bonds Indenture) in respect of money owed under the First Mortgage Bonds Indenture, (y) interest accruing
                                                      -
subsequent to an event of bankruptcy or reorganization relating to the Issuer, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code, and (z) the fees and expenses of the
                                              -
Institutional Investor payable under the Investment Agreement;

         (ii)   all Capital Lease Obligations of such Person;

         (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

         (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

         (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock or Exchangeable Stock;

         (vi)   all obligations of the type referred to in clauses (i) through
(v) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; provided, however, that to the extent such Person is
                        --------  -------
responsible or liable only for the obligation of another Person to pay interest on Debt, then a designated percentage of such interest or the amount of the underlying Debt, as the case may be, shall be deemed Debt of the referent Person and the amount of such deemed Debt of the referent Person shall be equal to the lesser of (A) the aggregate principal amount of the underlying Debt and (B) the
           -                                                             -
aggregate amount of interest due or payable over the term of such Debt (or the term of the Securities, if shorter) determined based upon the rate of interest in effect as of the date of such determination, together with the maximum prepayment premium or penalty which could become due or payable with respect to such Debt if such Debt was prepaid prior to the maturity of the Securities;

    (vii) all obligations of the type referred to in clauses (i) through (vi) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligations being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

    (viii) all obligations of such Person consisting of modifications, renewals, extensions, replacements and refundings of any obligations described in any of clauses (i) through (vii) above.

     Default:  The term "Default" means any condition or event which constitutes
     -------
or which, after notice or lapse of time or both, would constitute an Event of Default hereunder.

     Default Rate:  The term "Default Rate" has the meaning specified in the
     ------------
form of Security included as Exhibit A to this Indenture.

     ESOP:  The term "ESOP" means the Issuer's Employee Stock Ownership Plan.
     ----

     ESOP Preferred Stock:  The term "ESOP Preferred Stock" means shares of
     --------------------
Preferred Stock of the Issuer held by the ESOP.

     Event of Default:  The term "Event of Default" means any event specified as
     ----------------
such in Section 5.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

     Exchange Act:  The term "Exchange Act" means the Securities Exchange Act of
     ------------
1934, as amended.

     Exchangeable Stock:  The term "Exchangeable Stock" means any Capital Stock
     ------------------
which is exchangeable or convertible into another security (other than Capital Stock of the Issuer which is neither Exchangeable Stock nor Redeemable Stock).

     First Mortgage Bonds:  The term "First Mortgage Bonds" means the Issuer's
     --------------------
First Mortgage Bonds issued under the First Mortgage Bonds Indenture.

     First Mortgage Bonds Indenture:  The term "First Mortgage Bonds Indenture"
     ------------------------------
means the Amended and Restated

Indenture, dated as of March 9, 1993, as amended, between the Issuer and Fleet National Bank of Connecticut.

     Holder; Securityholder:  The term "Holder" of a Security and the term
     ----------------------
"Securityholder" means the Person in whose name at any time such Security is registered on the Security Register kept for that purpose in accordance with the terms hereof.

     Indenture:  The term "Indenture" means this Indenture as originally
     ---------
executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     Independent Accountants:  The term "Independent Accountants" means a firm
     -----------------------
of independent public accountants meeting the requirements therefor under the Securities Act and rules and regulations of the SEC, which shall be KPMG Peat Marwick or another firm of independent certified public accountants of nationally recognized standing selected by the Issuer and reasonably satisfactory to the Trustee.

     Interest Payment:  The term "Interest Payment" has the meaning specified in
     ----------------
the form of Security included as Exhibit A to this Indenture.

     Interest Period:  The term "Interest Period" has the meaning specified in
     ---------------
the form of Security included as Exhibit A to this Indenture.

     Interest Rate Protection Agreement:  The term "Interest Rate Protection
     ----------------------------------
Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Issuer or any Subsidiary against fluctuations in interest rates.

     Institutional Investor:  The term "Institutional Investor" means
     ----------------------
Metropolitan Life Insurance Company or its permitted successors and assigns.

     Investment:  The term "Investment" in any Person means any loan or advance
     ----------
to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such Person.

     Investment Agreement:  The term "Investment Agreement" means the Second
     --------------------
Amended and Restated Investment

Agreement, dated as of May 9, 1995, between the Issuer and the Institutional Investor.

     issue:  The term "issue" means issue, assume, guarantee, incur or otherwise
     -----
become liable for; provided, however, that any Debt or Capital Stock of a Person
                   --------  -------
existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary.

     Issue Date:  The term "Issue Date" means April __, 1996.
     ----------

     Issuer:  The term "Issuer" means the party named as such in this Indenture
     ------
until a successor replaces it, and thereafter, means the successor, and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Securities.

     Issuer Order:  The term "Issuer Order" means a written order signed in the
     ------------
name of the Issuer by the Chairman of the Board, the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer, and delivered to the Trustee.

     Legal Holiday:  The term "Legal Holiday" has the meaning set forth in
     -------------
Section 11.06.

     Lien:  The term "Lien" means any mortgage, pledge, security interest,
     ----
conditional sale or other title retention agreement, constructive trust or other similar lien.

     Maturity Date:  The term "Maturity Date" means May 1, 2008.
     -------------

     Net Available Cash:  The term "Net Available Cash" from an Asset
     ------------------
Disposition means Cash payments received (including any Cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets or received in any other non-Cash form) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under generally accepted accounting principles, as a consequence of such Asset Disposition, and in each case net of all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all distributions and other payments required to be made and actually made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition.

     Net Cash Proceeds:  The term "Net Cash Proceeds" means, with respect to any
     -----------------                                -----
issuance or sale of Capital Stock, the Cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     Non-Convertible Capital Stock:  The term "Non-Convertible Capital Stock"
     -----------------------------
means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that
                                                       --------  -------
Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

     Non-Recourse Debt:  The term "Non-Recourse Debt" means Debt or that portion
     -----------------
of Debt of a Subsidiary as to which (i) neither the Issuer nor any Subsidiary
                                     -
(other than a Non-Recourse Subsidiary) (A) provides credit support, (B) is
                                        -                            -
directly or indirectly liable or (C) constitutes the lender and (ii) no default
                                  -                              --
with respect to such Debt (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Issuer or any other Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     Non-Recourse Subsidiary:  The term "Non-Recourse Subsidiary" means a
     -----------------------
Subsidiary (i) which has been organized or acquired after the date of this
            -
Indenture, (ii) which has not acquired any assets (other than (x) cash and
            --                                                 -
(y) any receivables purchased by such Subsidiary for fair market
 -
value) directly or indirectly from the Issuer or any Subsidiary, (iii) which has
                                                                  ---
no Debt other than Non-Recourse Debt and (iv) which has been designated as a
                                          --
Non-Recourse Subsidiary by the Board of Directors of the Issuer, as provided below. The Board of Directors of the Issuer may designate any Subsidiary organized or acquired after the date of this Indenture as a Non-Recourse Subsidiary, provided, however, that, notwithstanding the foregoing, no
            --------  -------
Subsidiary as of the date of this Indenture shall be reclassified as a Non-Recourse Subsidiary or become a Subsidiary of a Non-Recourse Subsidiary. The Trustee shall be given prompt notice by the Issuer of each resolution adopted by the Board of Directors under this provision, together with a certified copy of each such resolution adopted and an Officers' Certificate certifying that such designation complies with the foregoing conditions.

     Obligations:  The term "Obligations" means (a) the due and punctual payment
     -----------                                 -
of principal of, and interest on the Securities, (b) the due and punctual
                                                  -
payment by the Issuer of all other sums due or to become due under the Securities or this Indenture, and (c) the performance of all covenants,
                                   -
agreements, obligations and liabilities of the Issuer under or pursuant to the Securities and this Indenture.

     Offer:  The term "Offer" has the meaning set forth in Section 4.09(b).
     -----

     Offer Amount:  The term "Offer Amount" has the meaning set forth in
     ------------
Section 4.09(c)(2).

     Offer Period:  The term "Offer Period" has the meaning set forth in
     ------------
Section 4.09(c)(2).

     Officer:  The term "Officer" means the Chairman of the Board, the
     -------
President, any Vice President, the Treasurer or the Secretary of the Issuer.

     Officers' Certificate:  The term "Officers' Certificate" means a
     ---------------------
certificate signed by two Officers.

     Opinion of Counsel:  The term "Opinion of Counsel" means a written opinion
     ------------------
from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

     Outstanding:  The term "Outstanding", when used with reference to
     -----------
Securities, means, subject to the provi-sions of Section 11.04, as of any particular time, all Securities authenticated by the Trustee and delivered under this Indenture, except:

     (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (b) Securities for the payment or redemption in whole of which Cash in the necessary amount (including interest, if any) shall have been deposited in trust with the Trustee or any paying agents (other than in the case of defeasance pursuant to Article Six), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

     (c) Securities in lieu of or in substitution or exchange for which other Securities shall have been authenticated and delivered, or which have been paid, pursuant to the terms of Section 2.07, unless proof satisfactory to the Issuer and the Trustee is presented that any such Securities are held by Persons in whose hands any of such Securities is a valid, binding and legal obligation of the Issuer.

     Parent:  The term "Parent" means any Person of which the Issuer is a
     ------
Subsidiary at the relevant time.

     Payment Blockage Period:  The term "Payment Blockage Period" has the
     -----------------------
meaning set forth in Section 10.02(b).

     Payment Date:  The term "Payment Date" has the meaning specified in the
     ------------
form of Security included as Exhibit A to this Indenture.

     Permitted Holders:  The term "Permitted Holders" means Kelso & Company and
     -----------------
its Affiliates, the Co-Investors and the Management Shareholders. The terms Co-Investors and Management Shareholders have the respective meanings specified in the Stockholders' Agreement, as in effect on the date hereof.

     Permitted Investments:  The term "Permitted Investments" means (i) U.S.
     ---------------------                                           -
Government Obligations maturing within 90 days of the date of acquisition thereof, (ii) investments in certificates of deposit maturing within 90 days of
          --
the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 or issued in an amount not to exceed $1 million at any time by United States National Bank of Oregon (or, if United States National Bank of Oregon ceases to be the bank with which the Issuer has its principal banking relationship, the bank with which the Issuer then has its principal banking relation ship), (iii)
                                                                           ---
investments in commercial paper given the highest rating (i.e., A-1/P-1 or
                                                          - -
better) by two established national credit rating agencies and maturing not more than 90 days from the date of acquisition thereof and (iv) solely with respect
                                                       --
to Investments by the Trustee, in the absence of any direction by the Issuer or during the continuance of a Default or an Event of Default, shares in any money market fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to U.S. Government Obligations and U.S. agency obligations.

     Person:  The term "Person" means any individual, corporation, partnership,
     ------
joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Preferred Stock:  The term "Preferred Stock", as applied to the Capital
     ---------------
Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     principal:  The term "principal" of a Security means the principal of the
     ---------
Security which is due or overdue or is to become due at the relevant time.

     Public Equity Offering:  The term "Public Equity Offering" means an
     ----------------------
underwritten primary public offering of common stock of the Issuer pursuant to an effective registration statement under the Securities Act.

     Purchase Money Debt:  The term "Purchase Money Debt" means Debt (i)
     -------------------
consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Debt does not exceed the anticipated useful life of the asset being financed, and (ii) incurred to finance the acquisition or construction by the Issuer or any Subsidiary of such asset, including additions and improvements; provided, however, that (i) any Lien arising in
                            --------  -------
connection with any such Debt shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached, and (ii) the principal amount of such Debt does not exceed the lesser of 80% of the cost or 80% of the fair market value of the asset being financed (such fair market value as determined in good faith by the Board of Directors, as evidenced by a resolution).

     Purchase Date:  The term "Purchase Date" has the meaning set forth in
     -------------
Section 4.09(c)(1).

     Record Date:  The term "Record Date" has the meaning provided in the form
     -----------
of Security included as Exhibit A to this Indenture.

     Redeemable Stock:  The term "Redeemable Stock" means any Capital Stock that
     ----------------
by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities.

     Reference Period:  The term "Reference Period", with respect to any
     ----------------
computation of the Consolidated EBITDA Coverage Ratio, means the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of determination of the Consolidated EBITDA Coverage Ratio.

     Requisite Rating: The term "Requisite Rating" has the meaning provided in the form of Security included as Exhibit A to this Indenture.

     Restricted Payment:  The term "Restricted Payment" has the meaning set
     ------------------
forth in Section 4.04.

     SEC:  The term "SEC" means the Securities and Exchange Commission.
     ---

     Securities Act:  The term "Securities Act" means the Securities Act of
     --------------
1933, as amended.

     Security:  The term "Security" means any Security authenticated by the
     --------
Trustee and delivered under this Indenture.

     Security Register:  The term "Security Register" has the meaning set forth
     -----------------
in Section 2.06.

     Security Registrar; Security Co-Registrar:  The terms "Security Registrar"
     -----------------------------------------
and "Security Co-Registrar" have the meanings set forth in Section 2.06.

     Senior Debt:  The term "Senior Debt" means Debt unless, in the instrument
     -----------
creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu or junior or subordinate in
                                      ---- -----
right of payment to the Securities: provided, however, that Senior Debt shall
                                    --------  -------
not be deemed to include (1) any obligation of the Issuer to any Subsidiary, (2)
                          -                                                   -
any liability for federal, state, local or other taxes owed or owing by the Issuer other than reimbursement obligations of the Issuer in respect of such taxes that are paid on behalf of the Issuer pursuant to the provisions in the Mortgages (as defined in the First Mortgage Bonds Indenture) that permit the mortgage to make such payment, (3) any accounts payable or other liability to
                                -
trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any indebtedness,
                                                      -
guarantee or obligation of the Issuer which is subordinate or junior in any respect to any other indebtedness, guarantee or obligation of the Issuer (including, without limitation, the Securities), (5) the portion of any Debt
                                                  -
issued in violation of Section 4.05 or 4.06 of this Indenture or (6) any
                                                                  -
obligations of the Issuer or any Subsidiary with respect to the redemption, repayment or other repurchase of any Redeemable Stock or Exchangeable Stock.

     Senior Subordinated Debt:  The term "Senior Subordinated Debt" means the
     ------------------------
Securities and any other Debt that specifically provides that such Debt is to rank pari passu with the Securities in right of payment and is not subordinated
     ---- -----
by its terms in right of payment to any Debt or other obligation of the Issuer which is not Senior Debt of the Issuer.

     Series B Bonds:  The term "Series B Bonds" means the 11 1/2% First Mortgage
     --------------
Bonds, Series B, Due 2005 of the Issuer issued pursuant to the First Mortgage Bonds Indenture.

     Stated Maturity:  The term "Stated Maturity" means, with respect to any
     ---------------
security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

     Stockholders' Agreement:  The term Stockholders' Agreement means the
     -----------------------
Stockholders' Agreement, dated as of December 24, 1986, as amended or restated, among the Issuer and the parties listed on the signature pages thereof.

     Subordinated Obligation:  The term "Subordinated Obligation" means any Debt
     -----------------------
of the Issuer (whether outstanding on the date hereof or hereafter incurred) which is subordinate or junior in right of payment to the Securities.

     Subsidiary:  The term "Subsidiary" means any corporation, association,
     ----------
partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Issuer, (ii) the Issuer
                                                 -               --
and one or more Subsidiaries or (iii) one or more Subsidiaries.
                                 ---

     Tangible Property:  The term "Tangible Property" means all land, buildings,
     -----------------
machinery and equipment and leasehold interests and improvements which would be reflected on a consolidated balance sheet of the Issuer and its consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles, excluding (i) all such tangible property located outside the United
                       -
States, including the Commonwealth of Puerto Rico and each territory and possession of the United States and all areas subject to its jurisdiction, (ii)
                                                                            --
all rights, contracts and other intangible assets of any nature whatsoever and

(iii) all inventories and other current assets.
- ----

     TIA:  The term "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
     ---
(S)(S) 77aaa--77bbbb) as in effect on the date of this Indenture; provided,
                                                                  --------
however, that in the event that the Trust Indenture Act of 1939 is amended after
- -------
such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     Trustee:  The term "Trustee" means the corporation or trust company or
     -------
national banking association named as

Trustee in this Indenture until any successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     Trust Officer:  The term "Trust Officer" means any vice president, trust
     -------------
officer or corporate trust officer of the Trustee, in each case employed by the corporate trust administration or similar department of the Trustee.

     United States:  The term "United States" means the United States of
     -------------
America, including the states and the District of Columbia.

     United States Person:  The term "United States Person" means a Person who,
     --------------------
for United States federal income tax purposes, is (a) a citizen or resident of
                                                   -
the United States, (b) an estate or trust the income of which is subject to
                    -
United States federal income taxation regardless of its source, or (c) a
                                                                    -
corporation, partnership or other entity created or organized in or under the laws of the United States or any state or the District of Columbia.

     U.S. Government Obligations:  The term "U.S. Government Obligations" means
     ---------------------------
direct obligations (or certificates evidencing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     Voting Stock:  The term "Voting Stock" of a corporation means all classes
     ------------
of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     Wholly Owned Subsidiary:  The term "Wholly Owned Subsidiary" means a
     -----------------------
Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Issuer or another Wholly Owned Subsidiary.

     SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.
                    -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.
      ----------

     "indenture securities" means the Securities.
      --------------------

     "indenture security holder" means a Securityholder.
      -------------------------

     "indenture to be qualified" means this Indenture.
      -------------------------

     "indenture trustee" or "institutional trustee" means the Trustee.
      -----------------      ---------------------

     "obligor" on the indenture securities means the Issuer.
      -------

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.03.  Rules of Construction.  Unless the context otherwise
                    ---------------------
requires:

     (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

     (2)  "or" is not exclusive;

     (3)  "including" means including, without limitation;

     (4) words in the singular include the plural and words in the plural include the singular;

     (5) the principal amount of any non-interest bearing or other discount security at any time shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with generally accepted accounting principles and accretion of principal on such security shall be deemed to be the issuance of Debt; and

     (6)  the principal amount of any Redeemable Stock shall be the greater of
  (i) the maximum liquidation value of such Redeemable Stock or (ii) the maximum
   -                                                             --
  mandatory redemption or mandatory repurchase price with respect to such Redeemable Stock, whichever is greater.

                                  ARTICLE TWO

                       Issuance, Description, Execution
                       --------------------------------
                          and Exchange of Securities
                          --------------------------

          SECTION 2.01.  Designation, Amount and Issue of Securities.  The
                         -------------------------------------------
Securities shall be designated as the Issuer's "__% Senior Subordinated Notes due 2008." The Securities will be limited to $120,000,000 in aggregate principal amount, except as provided in Section 2.07.

          SECTION 2.02.  Authentication and Delivery of Securities.  Upon the
                         -----------------------------------------
execution and delivery of this Indenture, and from time to time thereafter, the Securities shall be executed by the Issuer and such Securities may thereupon be delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities upon an Issuer Order.

          SECTION 2.03.  Form of Securities and Trustee's Certificate of
                         -----------------------------------------------
Authentication Generally.  The Securities and the Trustee's certificate of
- ------------------------
authentication to be borne by the Securities shall be in substantially the form annexed hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other warranties as are required or permitted under this Indenture, in temporary or definitive form, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Securities may be listed, or to conform to usage. The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          SECTION 2.04.  Denomination and Date of Securities; Payment of
                         -----------------------------------------------
Principal and Interest.  The Securities shall be issuable in registered form
- ----------------------
without coupons. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee.

          The Securities shall be issuable in denominations of $1,000 and such greater denominations as are whole multiples of $1,000. Each Security shall be dated the date of its authentication and shall bear interest on the unpaid principal amount thereof from and after the most recent Payment Date to which interest has been paid or, if no interest has been paid, from and after the Issue Date. Each Security authenticated between the Record Date for any Payment Date and such Payment Date shall be dated the date of its authentication but shall bear interest from such Payment Date, unless the Issuer shall default in the payment of interest due on such Payment Date, in which case any such Security shall bear interest from the Payment Date next preceding the date of such Security to which interest has been paid or, if no interest has been paid on the Securities, from the Issue Date.

          The Person in whose name any Security is registered at 5:00 p.m., New York City time on any Record Date with respect to any Payment Date for such Security shall be entitled to receive the Interest Payment payable on such Payment Date notwithstanding any transfer or exchange of such Security subsequent to the Record Date and prior to such Payment Date, except that, if and to the extent the Issuer shall default in the payment of the Interest Payment due on such Payment Date or shall not have duly provided for the payment thereof, such defaulted payment shall be paid to the Persons in whose names Securities then Outstanding are registered on a subsequent date of record established by notice given by mail by or on behalf of the Issuer to the Holders of Securities not less than 10 days preceding such subsequent date of record and payment of such defaulted Interest Payment shall be made not less than five days after such date of record.

          The principal of the Securities at maturity or upon redemption in whole or in part shall be payable, together with accrued interest, upon surrender of the Securities at the offices of the paying agent of the Issuer designated for that purpose, as provided in Section 4.12. Interest Payments on Securities will be made in U.S. dollars, at the office of the Trustee, but, at the option of the Issuer, such payments may be made by check drawn on a bank in New York, New York mailed to the address of the Holder as such address shall appear on the Security Register.

          Interest on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.

          SECTION 2.05.  Execution of Securities.  Each Security shall be signed
                         -----------------------
in the name and on behalf of the Issuer manually or by facsimile by its President or any Vice President under its corporate seal (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise) attested by the manual or facsimile signature of its Secretary or an Assistant Secretary, prior to the authentication of the Security, and the delivery of such Security by the Trustee upon an Issuer Order, after the authentication thereof hereunder, shall constitute due delivery of such Security on behalf of the Issuer. In case any officer of the Issuer who shall have signed, or whose facsimile signature appears on any of the Securities shall cease to be such officer before the Securities shall have been authenticated and delivered by the Trustee or disposed of, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Security had not ceased to be such officer. Any Security may be signed on behalf of the Issuer by such officer as, at the actual date of the execution of such Security shall be the proper officer of the Issuer, although at the date of the execution of this Indenture any such Person was not such an officer.

          Only such Securities as shall bear thereon a certificate of authentication substantially in the form herein recited, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

          SECTION 2.06.  Exchange and Registration of Transfer of Securities.
                         ---------------------------------------------------
The Issuer shall keep, at the office or agency to be maintained by the Trustee for such purpose (herein referred to as the "Security Registrar" or the "Security Co-Registrar") in the Borough of Manhattan, The City of New York, as provided in Section 4.12, a register (herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of the Securities and the registration of transfers thereof as in this Article Two provided. Upon written notice to the Trustee and any acting Security Registrar, the Issuer may appoint a successor Security Registrar for such purposes. The Issuer may appoint one or more Security Co-Registrars for such purposes. At all reasonable times, any Security Register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Security at the office or agency of any Security Registrar or any Security Co-Registrar, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the transferee or transferees, one or more new Securities of like tenor of any authorized denominations for an aggregate principal amount equal to the then current principal balance of the Security presented for registration of transfer.

          All Securities presented for registration of transfer or for exchange, redemption or payment, as the case may be, shall (if so required by the Issuer or the Trustee or the Security Registrar or any Security Co-Registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of assignment and transfer in form satisfactory to the Person imposing such requirement duly executed by, the Holder or his attorney duly authorized in writing.

          No service charge shall be made for any exchange or registration of transfer of Securities (except the costs of mailing), but the Issuer may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection therewith.

          The Issuer shall not be required to exchange or register the transfer of any Securities selected for redemption, nor shall the Issuer be required to exchange or register the transfer of any Securities for a period of fifteen days before a selection of Securities to be redeemed.

          Upon delivery by any Security Registrar or Security Co-Registrar of a Security in exchange for a Security surrendered to it in accordance with the provisions of this Indenture, the Security so delivered shall, for all purposes of this Indenture, be deemed to be fully registered in the Security Register; provided, however, that in making any determination as to the identity of
- --------  -------
Persons who are Holders of Securities, the Trustee shall, subject to the provisions of Section 7.01, be fully protected in relying on the Security Register.

          SECTION 2.07.  Mutilated, Destroyed, Lost or Stolen Securities.  In
                         -----------------------------------------------
case any Security shall become mutilated, destroyed, lost or stolen, the Issuer shall execute, and the Trustee shall authenticate and deliver, a new Security or Securities of like series and tenor, bearing a number not contemporaneously outstanding in an aggregate principal amount equal to the current principal balance of, and in substitution for, the Security so mutilated, destroyed, lost or stolen. In every such case, the applicant for a substitute Security shall, at the expense of the applicant, furnish to the Issuer, the Trustee, the Security Registrar and any Security Co-Registrar such security or indemnity as may be required by them to save each of them harmless. Also, in every case of destruction, loss or theft, the applicant shall furnish to the Issuer, the Trustee, the Security Registrar and any Security Co-Registrar evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof. In every case of mutilation, the applicant shall surrender to the Trustee the Security so mutilated. The Trustee shall authenticate any such substitute Security and deliver the same. Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. If required by the Trustee or the Issuer, such applicant shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the paying agent, the Security Registrar and any Security Co-Registrar from any loss which any of them may suffer if a Security is replaced. In case any Security shall have become mutilated, destroyed, lost or stolen and has become or is about to become due or payable, the Issuer may pay or authorize the payment of the same instead of issuing a substitute Security as permitted by this Section 2.07.

          Every substitute Security issued pursuant to the provisions of this
Section 2.07 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall at any time be found by anyone, and shall be entitled to all the benefits and be subject to all the terms and conditions of this Indenture equally and proportionately with any and all other Securities duly issued and outstanding hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies, notwithstanding any law or statute now existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

          SECTION 2.08.  Cancellation of Surrendered Securities.  All Securities
                         --------------------------------------
surrendered for redemption in whole or in part pursuant to the provisions of Article Three and all Securities surrendered for payment or for substitution or exchange or registration of transfer hereunder shall be delivered to the Trustee for cancellation and shall be canceled by the Trustee, and no Securities shall be issued in lieu thereof, except as otherwise provided in this Indenture. The Trustee shall destroy all canceled Securities held by it and shall deliver to the Issuer a certificate in respect of such destruction. If the Issuer shall acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. Any Securities acquired by the Issuer and delivered to the Trustee shall be canceled by the Trustee upon receipt of written instructions from the Issuer.

          SECTION 2.09.  Temporary Securities.  Until definitive Securities are
                         --------------------
ready for delivery, the Issuer may prepare and, upon written request signed by two Officers of the Issuer, the Trustee shall authenticate temporary
Securities. Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Issuer considers appropriate for temporary Securities, as conclusively evidenced by the execution of such Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

          SECTION 2.10.  Foreign Holder Certification.  Each Holder that is not
                         ----------------------------
a United States Person shall provide the Issuer and the Trustee on or prior to the date of the acquisition of a Security with two copies of a properly completed United States Internal Revenue Service Form 4224 or Form 1001 (or, if a Holder is not described in Section 871(h)(3) or Section 881(c)(3) of the Code, Form W-8), as appropriate, or any successor forms thereto, in each case together with such other information or necessary certification establishing to the satisfaction of the Issuer that such Holder is not subject to United States federal withholding tax on interest paid by the Issuer under the Securities (or subject to such tax at a reduced rate of withholding), in each case based on applicable United States law or the provisions of an applicable United States treaty as in effect at the time of delivery by such Holder of the appropriate forms. Further, each such Holder shall provide the Issuer and the Trustee with a new Form 4224 or Form 1001 (or Form W-8), as appropriate, or applicable successor forms, together with such other information or necessary certification as described in the preceding sentence, on or before the date the previously delivered forms (or such other information or certification) become obsolete or expire or promptly after the occurrence of any event requiring a change to the most recent forms (or such other information or certification) previously delivered. In the case of any payment of interest under the Securities to a Holder that is not a United States Person, unless the Issuer and the Trustee shall have received such forms (together with such information or certification), satisfactory to them, indicating that such payment to such Holder by the Issuer is not subject to United States federal withholding tax, the Issuer or the Trustee shall withhold taxes from such payment at the applicable rate. If such forms indicate that such Holder is subject to United States federal withholding tax at a reduced rate under an applicable income tax treaty, the Issuer or the Trustee shall withhold at the applicable reduced treaty rate. The Trustee may assume that any Holder is a United States Person unless the Trustee has actual knowledge to the contrary or has received such forms. Any amounts required to be withheld for taxes under the laws of the United States shall be so withheld and remitted to the appropriate tax authorities by the Issuer or the Trustee. The Issuer or the Trustee shall promptly forward to such Holder an original or certified copy of a tax receipt evidencing the payment of such taxes.

          SECTION 2.11.  CUSIP Numbers.  The Issuer, in issuing the Securities,
                         -------------
may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is
- --------  -------
made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities and any redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of the receipt of or any change in CUSIP numbers.

                                 ARTICLE THREE

                           Redemption of Securities
                           ------------------------

          SECTION 3.01.  Optional Redemption.  (a)  The Securities may not be
                         -------------------
redeemed or amortized prior to maturity except under the circumstances specified in this Section 3.01. No redemption of Securities under this Section 3.01 shall be permitted if a Default or Event of Default shall have occurred and be continuing.

          (b) Except as provided in Section 3.01(c), no redemptions of the Securities may be made prior to May 1, 2001. On or after May 1, 2001, the Securities may be redeemed, in whole or in part, upon notice given pursuant to
Section 3.02, at the following optional redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Payment Date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:



                                            Redemption
              Period                          Price
- ---------------------------------   ---------------------------
2001.............................               %
2002.............................
2003 and thereafter..............         100.000

       (c) At any time and from time to time prior to May 1, 1999, the Issuer may redeem in the aggregate up to 35% of the original principal amount of the Securities with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of ___% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Payment Date).

        SECTION 3.02.  Notice of Redemption.  In the event that the Issuer
                       --------------------
elects to redeem the Securities pursuant to Section 3.01 hereof, the Issuer shall deliver to the Trustee, at least 45 days prior to the date fixed for redemption (or such lesser period as agreed to by the Trustee), an Officers' Certificate of the Issuer (i) stating
                           -
that the Issuer is entitled to effect such redemption and (ii) specifying the
                                                           --
date fixed for redemption and the principal amount of the Securities to be redeemed. The Trustee will be entitled to rely conclusively upon such Officers' Certificate. At least 30 but not more than 60 days prior to any date fixed for redemption, the Trustee shall mail by first-class mail, postage prepaid, to the Holders of the Securities at their addresses as the same appear on the Security Register, a notice of such redemption containing the following information:

              (1)  the date fixed for redemption;

              (2)  the redemption price;

              (3)  the name and address of the paying agent;

              (4) that Securities called for redemption must be surrendered to the paying agent to collect the redemption price;

              (5) if fewer than all the Outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed and, if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

              (6) that, unless the Issuer defaults in making such redemption payment, interest will cease to accrue on Securities called for redemption on and after the redemption date; and

              (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed.

              The notice, if mailed as herein provided, shall be conclusively presumed to have been duly given to the Holder of a Security to whom such notice is mailed whether or not any Holder receives such notice. Neither any failure to give notice by mail nor any defect in the notice to the Holder of any Security to be redeemed shall affect the validity of the proceedings for the redemption of any other Security.

        SECTION 3.03.  Procedures for Redemption.  On or before 3:00 p.m. New
                       -------------------------
York time on the Business Day next preceding the date fixed for the redemption of Securities, the Issuer shall deposit with the Trustee or with the paying agents an amount of money sufficient to redeem on the date fixed for redemption, the principal amount of and premium (if any) on the Securities to be redeemed (at the applicable redemption price thereof), together with any interest accrued thereon to the date of redemption in the case of redemptions.

        The Trustee shall not in any event be liable for the payment of principal of, or interest on, any Securities called for redemption as herein provided, except to the extent that money shall have been deposited with it for such purpose.


        SECTION 3.04.  Selection of Securities To Be Redeemed.  In the case of
                       --------------------------------------
the partial redemption of Securities pursuant to the terms of this Indenture, selection of the Securities for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate. Securities and portions thereof selected by the Trustee for redemption shall be in amounts of $1,000 or integral multiples thereof (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $1,000 or integral multiples thereof shall be redeemed). Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

        SECTION 3.05.  When Securities Called for Redemption Become Due and
                       ----------------------------------------------------
Payable.  If notice of redemption has been mailed as provided in Section 3.02,
- -------
the Securities called for redemption specified therein shall become due and payable on the date and at the place or places stated in such notice, at the applicable redemption price, and on and after said date (unless the Issuer shall default in the payment of such principal at the applicable redemption price) interest on such principal so to be redeemed shall cease to accrue.

        Upon surrender to the Trustee or a paying agent of a Security to be redeemed in whole or in part in accordance with the terms of this Indenture, a payment of principal with respect to such Security shall be made in accordance with the terms of this Indenture at the redemption price, plus accrued interest thereon to the redemption date, provided
                                                                        --------
that any Interest Payment the maturity of which is on or prior to such redemption date will be payable on the relevant Payment Date to the Holders of record at the close of business on the relevant Record Dates referred to in the Securities.

        Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities, of authorized denominations, in principal amount equal to the current principal balance of the unredeemed portion of the Security so presented.


                                  ARTICLE FOUR

                     Particular Covenants, Representations
                     -------------------------------------
                         and Warranties of the Issuer
                         ----------------------------

        The Issuer represents, warrants, covenants and agrees, as follows:

        SECTION 4.01.  Validity of Securities.  The Issuer is duly authorized
                       ----------------------
under applicable law and its charter documents to create and issue the Securities and to execute and deliver this Indenture; all corporate action and governmental consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained. The Securities are legal, valid and binding obligations of the Issuer.

        SECTION 4.02.  Payment of Principal of, and Interest on Securities.  The
                       ---------------------------------------------------
Issuer will duly and punctually pay or cause to be paid the principal of, premium (if any) and interest (without deduction or withholding for or on account of any taxes except as required by law) on the Securities at the places, at the times and in the manner provided in the Securities and this Indenture.


        SECTION 4.03.  SEC Reports.  The Issuer shall file with the Trustee and
                       -----------
provide Securityholders, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the

SEC may by rules and regulations prescribe) which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Issuer may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall continue to file with the SEC so long as any Securities remain Outstanding and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Sections 13 and 15(d) of the Exchange Act. The Issuer also shall comply with the other provisions of TIA (S) 314(a).

        SECTION  4.04.  Limitation on Restricted Payments. (a)  The Issuer shall
                        ---------------------------------
not, and shall not permit any Subsidiary, directly or indirectly, to (i)
                                                                      -
declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any distribution in connection with any merger or consolidation involving the Issuer) or to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock and except dividends or distributions payable to the Issuer or a Subsidiary), (ii) purchase, redeem or otherwise
                                         --
acquire or retire for value any Capital Stock of the Issuer or of any direct or indirect Parent of the Issuer, (iii) purchase, repurchase, redeem, defease or
                                ---
otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of and used for satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment in any Affiliate of the Issuer,
                         --
other than a Subsidiary that is not a Non-Recourse Subsidiary or a Person which will become a Subsidiary that is not a Non-Recourse Subsidiary as a result of any such Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being hereinafter referred to as a "Restricted Payment") if at the time the Issuer or such Subsidiary makes such Restricted Payment:

        (1) a Default shall have occurred and be continuing (or would result therefrom);

       (2) the Issuer is not able to issue $1.00 of additional Debt in accordance with the provisions of Section 4.06(a); or

       (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the date of issuance of the Securities would exceed the sum of:

            (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the date of issuance of the Securities, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) minus 100% of the amount of any write-downs, write-offs, other negative revaluations and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period;

            (B) the aggregate Net Cash Proceeds received by the Issuer from the issuance or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the date of issuance of the Securities (other than an issuance or sale to a Subsidiary or an employee stock ownership plan);

            (C) the aggregate Net Cash Proceeds received by the Issuer from the issuance or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock or Capital Stock referred to in clause (b)(vi)(A) of this Section) to an employee stock ownership plan subsequent to the date of issuance of the Securities, but (if such employee stock ownership plan incurs any Debt) only to the extent that any such proceeds are equal to any increase in the Consolidated Net Worth of the Issuer resulting from principal repayments made by such employee stock ownership plan with respect to Debt incurred by it to finance the purchase of such Capital Stock; and

            (D) the amount by which Debt of the Issuer is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the date of issuance of the

    Securities of any Debt of the Issuer convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Issuer (less the amount of any Cash, or other property, distributed by the Issuer upon such conversion or exchange).

    (b)  The provisions of Section 4.04(a) shall not prohibit:

    (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Redeemable Stock or Exchangeable Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); provided, however,
                                                             --------  -------
  that (A) such purchase or redemption shall be excluded in the calculation of
        -
  the amount of Restricted Payments made since the date of issuance of the Securities and (B) the Net Cash Proceeds from such sale shall be excluded from
                  -
  clauses (3)(B) and (3)(C) of Section 4.04(a);

    (ii) any purchase or redemption of Subordinated Obligations of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Issuer; provided, however, that such
                                                   --------  -------
  purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments made since the date of issuance of the Securities;

    (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.09; provided, however,
                                                          --------  -------
  that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments made since the date of issuance of the Securities;

    (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this Section; provided, however, that at the time of payment of such dividends, no
           --------  -------
  other Default shall have occurred and be continuing (or result therefrom); and provided further, however, that such dividends shall be included in the
  -------- -------
  calculation of the amount of Restricted Payments made since the date of issuance of the Securities;

    (v) any repurchase of Capital Stock of the Issuer after the date of issuance of the Securities pursuant to the terms of the Stockholders' Agreement from officers and employees (or their estates) of the Issuer or its Subsidiaries upon death, disability or termination of employment of such officers and employees; provided, however, that (A) the aggregate amount of
                          --------  -------        -
  all such repurchases (excluding repurchases made with proceeds of life insurance policies maintained by the Issuer on such employees or officers) in any fiscal year shall not exceed $500,000; (B) to the extent that the
                                              -
  aggregate amount of such repurchases (excluding repurchases made with proceeds of life insurance policies maintained by the Issuer on such employees or officers) in any fiscal year is less than $500,000, the difference between $500,000 and such amount may be carried forward and applied to repurchases in subsequent fiscal years; notwithstanding the foregoing, the Issuer shall also be permitted to carry forward $285,000 pursuant to Section 4.06(b)(v) of the First Mortgage Bonds Indenture; and (D) all such repurchases (other than repurchases made with proceeds of life insurance policies maintained by the Issuer on such employees or officers) shall be included in the calculation of the amount of Restricted Payments made since the date of issuance of the Securities;

    (vi) Cash dividends paid after the date of issuance of the Securities with respect to the ESOP Preferred Stock; provided, however, that (A) the
                                       --------  -------        -
  aggregate amount of all such dividends paid in any fiscal year shall not exceed $500,000, net of any cash paid by the ESOP to the Company concurrently with the payment of such cash dividend, for the purchase of Capital Stock of the Company; (B) to the extent that the aggregate amount of such dividends
                -
  paid in any fiscal year is less than $500,000, the difference between $500,000 and such amount may be carried forward and applied to the payment of such dividends in subsequent fiscal years; and (C) all such dividends shall be
                                             -
  included in the calculation of the amount of Restricted Payments made since the date of issuance of the Securities;

    (vii) Investments in Non-Recourse Subsidiaries, not to exceed $5,000,000 in the aggregate during the term of this Indenture; provided, however, that all
                                                   --------  -------
  such Investments shall be excluded in the calculation of the amount of Restricted Payments made since the date of issuance of the Securities; or

    (viii) Restricted Payments not to exceed $5,000,000 in the aggregate during the term of this Indenture; provided, however, that all such Restricted
                              --------  -------
  Payments shall be included in the calculation of the amount of Restricted Payments made since the date of issuance of the Securities.

        SECTION 4.05.  Limitation on Senior Subordinated Debt.  The Issuer shall
                       --------------------------------------
not, and shall not permit any Subsidiary to, issue, directly or indirectly, any Debt that is expressly subordinate in right of payment to any Senior Debt unless such Debt, by its terms or by the terms of any agreement or instrument pursuant to which such Debt is outstanding, is expressly made pari passu with, or
                                                     ---- -----
subordinate in right of payment to, the Securities, pursuant to provisions substantially similar to those contained in Article Ten of this Indenture; provided, that the foregoing limitation shall not apply to distinctions between
- --------
categories of Senior Debt of the Issuer that exist by reason of any Liens arising or created in respect of some but not all of such Senior Debt.

        SECTION 4.06.  Limitation on Debt.  (a)  The Issuer shall not issue,
                       ------------------
directly or indirectly, any Debt unless the Consolidated EBITDA Coverage Ratio (as shown by a consolidated pro forma income statement of the Issuer and its consolidated Subsidiaries for the Reference Period after giving effect to (i)
                                                                           -
the issuance of such Debt and (if applicable) the application of the net proceeds thereof to refinance other Debt as if such Debt was issued and the application of such proceeds occurred at the beginning of the Reference Period,
(ii) the issuance and retirement of any other Debt since the last day of the
 --
most recent fiscal quarter covered by such income statement as if such Debt was issued or retired at the beginning of the Reference Period and (iii) the
                                                                ---
acquisition or disposition of any company or business acquired or disposed of by the Issuer since the first day of the Reference Period, including any acquisition or disposition which will be consummated substantially contemporaneously with the issuance of such Debt, as if such acquisition or disposition occurred at the beginning of the Reference Period), exceeds 1.75 to
1.0 for the Reference Period.

        (b)  Notwithstanding Section 4.06(a), the Issuer may issue the following
Debt:

        (1) Debt issued as working capital and letter of credit financing in an aggregate principal amount outstanding at any time not to exceed the greater of (i) the sum of (A) 85%
                                                         -              -
   of the book value of the net trade receivables of the Issuer and its Subsidiaries and (B) $7.5 million or (ii) up to $27.5 million of Debt
                     -                   --
   incurred pursuant to the terms of the Credit Agreement and Debt issued in exchange for, or the proceeds of which are used to refund or refinance, the Debt permitted by this clause (ii);

        (2)  Debt owed to and held by a Wholly Owned Subsidiary; provided,
                                                                 --------
   however, that any subsequent issuance or transfer of any Capital Stock which
   -------
   results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Debt (other than to a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt by the Issuer;

        (3) the Securities and Debt issued in exchange for, or the proceeds of which are used to refund or refinance, any Debt permitted by this clause (3), including reasonable fees, expenses, premiums and defeasance costs incurred in connection with such refunding or refinancing; provided, however, that (i)
                                                     --------  -------        -
   the principal amount of the Debt so issued shall not exceed the sum of the principal amount of the Debt so exchanged, refunded or refinanced and the amount of such fees, expenses, premiums and defeasance costs, and (ii) the
                                                                      --
   Debt so issued (A) shall not mature prior to the Stated Maturity of the Debt
                   -
   so exchanged, refunded or refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, refunded or refinanced;

        (4) Debt (other than Debt described in clause (1),(2) or (3) of this Section) outstanding on the date of issuance of the Securities and Debt issued in exchange for, or the proceeds of which are used to refund or refinance, any Debt permitted by this clause (4), including reasonable fees, expenses, premiums and defeasance costs incurred in connection with such exchange, refunding or refinancing; provided, however, that (i) the principal
                                       --------  -------        -
   amount of the Debt so issued shall not exceed the sum of the principal amount of the Debt so exchanged, refunded or refinanced and the amount of such fees, expenses, premiums and defeasance costs, and (ii) the Debt so issued (A)
                                                 --                      -
   shall not mature prior to the Stated Maturity of the Debt so exchanged, refunded or refinanced, (B) shall have an
                            -

    Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, refunded or refinanced and (C) shall be subordinated in right
                                              -
    of payment to the Securities if the Debt so exchanged, refunded or refinanced is so subordinated;

        (5) Purchase Money Debt, provided, however, that the aggregate amount of
                                 --------  -------
    Purchase Money Debt may not exceed $25 million;

        (6) Non-Recourse Debt of a Non-Recourse Subsidiary issued after the date of original issuance of the Securities to finance the acquisition of assets by such Non-Recourse Subsidiary or to provide working capital for such Non-Recourse Subsidiary and any Non-Recourse Debt of a Non-Recourse Subsidiary issued in exchange for, or the proceeds of which are used to refund or refinance, any Non-Recourse Debt permitted by this clause (6), including reasonable fees, expenses, premiums and defeasance costs incurred in connection with such exchange, refunding or refinancing; provided,
                                                                --------
    however, that (i) the principal amount of the Non-Recourse Debt issued in
    -------
    exchange for, or the proceeds of which are used to refund or refinance, any Non-Recourse Debt shall not exceed the principal amount of the Debt so exchanged, refunded or refinanced (plus reasonable fees, expenses, premiums and defeasance costs incurred in connection with such exchange, refunding or refinancing), and (ii) if any such Debt thereafter ceases to be Non-Recourse Debt of a Non-Recourse Subsidiary, then such event will be deemed to constitute the issuance of such Debt by the issuer thereof; and

        (7) Debt in an aggregate principal amount which, together with all other Debt of the Issuer then outstanding (other than Debt permitted by clauses (1) through (4) of this paragraph) does not exceed the greater of:
    (i) $25,000,000 and (ii) 5% of Consolidated Net Tangible Assets as of the
     -                   --
    end of the most recent fiscal quarter of the Issuer ending not less than 45 days from the date of determination.


        SECTION 4.07.  Limitation on Subsidiary Debt and Preferred Stock.  The
                       -------------------------------------------------
Issuer shall not permit any Subsidiary
to issue, directly or indirectly, any Debt or Preferred Stock except:

        (1) Debt or Preferred Stock issued to and held by the Issuer or a Wholly Owned Subsidiary; provided, however, that (i) any subsequent issuance
                             --------  -------        -
    or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or (ii) any subsequent
                                                           --
    transfer of such Debt or Preferred Stock (other than to the Issuer or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt or Preferred Stock by the issuer thereof;

        (2) Debt or Preferred Stock of a Subsidiary issued and outstanding on or prior to the date on which such Subsidiary was acquired by the Issuer (other than Debt or Preferred Stock issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related trans actions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Issuer);

        (3) Debt or Preferred Stock issued and outstanding on or prior to the date on which the Securities were originally issued, other than Debt or Preferred Stock described in clause (1) or (2) of this Section;

        (4) Non-Recourse Debt of a Non-Recourse Subsidiary issued after the date of this Indenture to finance the acquisition of assets acquired after the date hereof, as permitted by Section 4.06(b)(6); and

        (5) Debt or Preferred Stock issued in exchange for, or the proceeds of which are used to refund or refinance, Debt or Preferred Stock referred to in the foregoing clause (2) or (3), including reasonable fees, expenses, premiums and defeasance costs incurred in connection with such exchange, refunding or refinancing; provided, however, that (i) the principal amount
                              --------  -------        -
    of such Debt or the liquidation value of such Preferred Stock so issued shall not exceed the sum of the principal amount or liquidation value of the Debt or Preferred Stock so exchanged, refunded or refinanced and the amount of such fees, expenses, premiums and defeasance costs; (ii) the Debt or
                                                            --
    Preferred Stock so issued (A) shall have a Stated Maturity later than the
                               -
    Stated Maturity of the Debt or final redemption date (if any) of the Preferred Stock being exchanged, refunded or refinanced and (B) shall have an Average Life equal to or
                                -
    greater than the remaining Average Life of the Debt or Preferred Stock being exchanged, refunded or refinanced; (iii) the Debt so issued shall be
                                        ---
    subordinate in right of payment to the Securities if the Debt so exchanged, refunded or refinanced is so subordinate; and (iv) Debt may not be issued in
                                                   --
    exchange for, and the proceeds of such Debt may not be used to refund or refinance, Preferred Stock.

        SECTION 4.08.  Limitation on Restrictions on Distributions from
                       ------------------------------------------------
Subsidiaries.  The Issuer shall not, and shall not permit any Subsidiary to,
- ------------
create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends
                                                                -
or make any other distributions on its Capital Stock or pay any Debt or other obligation owed to the Issuer or any Subsidiary, (ii) make any loans or advances
                                                  --
to the Issuer or any Subsidiary or (iii) transfer any of its property or assets
                                    ---
to the Issuer or any Subsidiary, except:

        (1) any encumbrance or restriction pursuant to an agreement in effect on the date hereof;

        (2) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Debt issued by such Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary or was acquired by the Issuer (other than Debt issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Issuer) and outstanding on such date;

        (3) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Debt issued pursuant to an agreement referred to in clause
   (1) or (2) of this Section; provided, however, that the encumbrances and
                               --------  -------
   restrictions contained in any such refinancing agreement are no less favorable to the Securityholders than the encumbrances and restrictions contained in the agreements being refinanced;

        (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease;

        (5) restrictions contained in security agreements securing Debt of a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; and

        (6) any such encumbrance or restriction relating to a Non-Recourse Subsidiary.

        SECTION 4.09.  Limitation on Sales of Assets and Subsidiary Stock.  (a)
                       --------------------------------------------------
The Issuer shall not, and shall not permit any Subsidiary to, make any Asset Disposition unless (i) the Issuer or such Subsidiary receives consideration at
                    -
the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including a determination as to the value of all non-Cash consideration), of the shares and assets subject to such Asset Disposition, and, except in the case of an asset disposition which would constitute a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, of a refrigerated warehouse that is not subject to the lien of the First Mortgage Bonds Indenture, at least 90% of the consideration therefor received by the Issuer or such Subsidiary is in the form of Cash or Cash equivalents and (ii) an amount equal to 100% of the Net Available Cash from
                      --
such Asset Disposition is applied by the Issuer (or such Subsidiary, as the case may be) either (A) to the extent the Issuer elects (or is required by the terms
                -
of any Senior Debt), to redeem, prepay, repay or purchase Senior Debt or Debt of a Wholly Owned Subsidiary to the extent the asset disposed of was previously held by such Wholly Owned Subsidiary (in each case other than Debt owed to the Issuer or an Affiliate of the Issuer) within 90 days (or such other period as may be required for compliance with Section 4.12 of the First Mortgage Bonds Indenture) from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; or (B) to the extent of Net Available Cash not so
                                -
applied in accordance with clause (A), to the acquisition by the Issuer or any Wholly Owned Subsidiary of Tangible Property of a nature or type or that is used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the Tangible Property of, or the business of, the Issuer and its Subsidiaries existing on the date of such acquisition (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and (C) to the extent there is Net
                                                -
Available Cash after
application in accordance with clauses (A) and (B), to make an Offer (as defined below) to purchase Securities pursuant to and subject to the conditions of the following paragraph; provided, however, that in connection with any redemption,
                     --------  -------
prepayment, repayment or purchase of Debt pursuant to clause (A) above, the Issuer shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so redeemed, prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section, the Issuer and its Subsidiaries shall only be required to apply Net Available Cash in accordance with this Section to the extent that the aggregate Net Available Cash from all Asset Dispositions exceeds $20,000,000. Pending application of Net Available Cash pursuant to this Section, such Net Available Cash shall be invested in Permitted Investments.

        (b) To the extent that there is Net Available Cash from an Asset Disposition remaining after (i) any elected or required payment of Senior Debt
                             -
or Debt of a Wholly Owned Subsidiary as described in Section 4.09(a)(ii)(A) and
(ii) any acquisition of Tangible Property as described in Section
 --
4.09(a)(ii)(B), the Issuer will be required to purchase Securities tendered pursuant to an offer by the Issuer for the Securities (the "Offer") at a purchase price equal to the applicable redemption price set forth in Section 3.01(b), plus accrued interest to the Purchase Date (subject, in each case, to the right of Holders of record on the relevant date to receive interest due on the relevant interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.09(c). If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Issuer shall apply the remaining Net Available Cash in accordance with Section 4.09(a)(ii)(A) or (B). The Issuer shall not be required to make an Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of proceeds as provided in Section 4.09(a)(ii)(A) and (B)) is less than $5,000,000 for any particular Asset Disposition (which lesser amounts shall not be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

        (c) (1) Promptly, and in any event within 90 days (or such other period as may be required for compliance with Section 4.12 of the First Mortgage Bonds Indenture) after the expiration of the period as to which the Issuer must apply Net Available Cash in accordance with Section 4.09(a)(ii)(B), the Issuer shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Issuer either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price specified in Section 4.09(b). The notice containing an Offer shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Issuer which the Issuer in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the
                                                                       -
most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Issuer, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Issuer filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), or if the Issuer becomes no longer subject to the Exchange Act, equivalent information, (ii) a description of material
                                           --
developments in the Issuer's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial
                   ---
information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3) of this Section 4.09(c).

        (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Issuer shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer
                                        -
Amount"), (ii) the allocation of the Net Available Cash from the Asset
           --
Dispositions pursuant to which such Offer is being made and (iii) the compliance
                                                             ---
of such allocation with the provisions of Section 4.09(a). On such date, the Issuer shall also irrevocably deposit in trust with the Trustee or with a paying agent (or, if the Issuer is acting as its own paying agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held by the Trustee or with a paying agent in trust for payment in accordance with the provisions of this Section.

Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Issuer shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Issuer. The Trustee shall, on the Purchase Date, to the extent it has received sufficient funds from the Issuer, mail payment to each Holder who has surrendered Securities to the Issuer as provided in paragraph (3) below in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Issuer to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Offer Period.

        (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least ten Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Issuer receives not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Securities to be purchased on a pro rata basis in accordance with the principles set forth in Section 3.04 (with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

        (4) At the time the Issuer delivers Securities to the Trustee which are to be accepted for purchase, the Issuer will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

        (d) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

        SECTION 4.10.  Limitation on Transactions with Affiliates.  The Issuer
                       ------------------------------------------
shall not, and shall not permit any Subsidiary to, conduct any business or enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer or any legal or beneficial owner of five percent or more of any class of Capital Stock of the Issuer or with any Affiliate of such owner (other than a Wholly Owned Subsidiary of the Issuer or an employee stock ownership plan for the benefit of the Issuer's or a Subsidiary's employees) unless (i) the terms of such business, transaction or series of transactions are
        -
(a) set forth in writing and (b) as favorable to the Issuer or such Subsidiary
 -                            -
as terms that would be obtainable at the time for a comparable transaction or series of related transactions in arm's-length dealings with an unrelated third Person and (ii) the Board of Directors has, by resolution, determined in good
            --
faith that such business or transaction or series of related transactions meets the criteria set forth in (i) above. This Section, however, will not prohibit any dividend or distribution permitted under Section 4.04 hereof.

        SECTION 4.11.  Change of Control.  (a)  Upon a Change of Control, each
                       -----------------
Holder shall have the right to require that the Issuer repurchase such Holder's Securities at a purchase price in Cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest Payment Date), in accordance with the terms contemplated in Section 4.11(b).

       (b) Within 30 days following any Change of Control, the Issuer shall mail or cause to be mailed a notice to each Holder with a copy to the Trustee stating:

       (1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase all or part of such Holder's Securities at a purchase price in Cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest Payment Date);

       (2) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

       (3) the repurchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

       (4) the instructions determined by the Issuer, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

       (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate election form duly completed, to the Issuer at the address specified in the notice at least 10 Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Issuer receives not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

       (d) On the purchase date, all Securities purchased by the Issuer under this Section shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

       (e) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.11. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

        SECTION 4.12.  Appointment of Agents.  As long as any of the Securities
                       ---------------------
remain Outstanding, the Issuer will maintain one or more agencies where notices and demands (other than in respect of payment on the Securities) by Holders of Securities to or upon the Issuer in respect of the Securities or this Indenture may be served and where the Securities may be presented for payment by the Issuer and for registration of transfer and for exchange as in this Indenture provided. In addition, the Issuer hereby appoints the Trustee at its Corporate Trust Office as the paying agent of the Issuer, but the Issuer shall have the right at any time and from time to time to vary or terminate any such appointment as paying agent and to appoint additional and other such agents. The Issuer will give to the Trustee notice of the location of such additional and other offices or agencies of the Issuer and of any change in the location of any of such offices or agencies. No agent appointed by the Issuer pursuant to this
Section 4.12 shall be liable to the Issuer or to the Holder of any Security except in the case of its own negligent action, its own negligent failure to act or its own willful misconduct.

        The Issuer hereby appoints the Trustee as Security Registrar and paying agent for the Securities. The Corporate Trust Office of the Trustee, at the date of this Indenture, is at 114 West 47th Street, 15th Floor, New York, New York 10036-1532, Attention: Corporate Trust Department.

        The Issuer agrees that at least one of the agencies where the notices and demands referred to in this Section 4.12 may be served will, for as long as any of the Securities remain Outstanding, be maintained in New York, New York. The Issuer hereby initially appoints the Trustee at its Corporate Trust Office as its agent for receipt of such notices and demands.

        SECTION 4.13.  Paying Agents to Hold Funds in Trust.  Whenever the
                       ------------------------------------
Issuer shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.13,

        (a) that it will hold all sums held by it as such agent for the payment of the principal of, and interest on the Securities in trust for the benefit of the Holders of the Securities or the Trustee and will notify the Trustee in writing of the receipt of sums to be so held, and

        (b) that it will give the Trustee written notice of any failure by the Issuer to make any payment of the principal of, or interest on, the Securities when the same shall be due and payable.

        SECTION 4.14.  Appointment of Trustee by Issuer. Whenever necessary to
                       --------------------------------
avoid or fill a vacancy in the office of the Trustee, the Issuer will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

        SECTION 4.15.  Availability of Information.  The Trustee shall preserve,
                       ---------------------------
in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of the Holders of the Securities. From time to time, whenever reasonably requested by the Trustee, but in any event at intervals of not more than six months, the Issuer will furnish or make available to the Trustee such information as may be necessary to permit the Trustee to carry out its duties hereunder. If at any time the Trustee shall not be the Security Registrar, the Issuer will furnish or cause to be furnished to the Trustee monthly not later than five Business Days before each Payment Date, and at such other times as the Trustee may reasonably request, a list in such form as the Trustee may reasonably require of the names and addresses of Holders of Securities as of the Record Date for such Payment Date.

        SECTION 4.16.  Books of Account; Inspection by the Trustee; Notices;
                       -----------------------------------------------------
Statements as to Compliance.  (a)  The Issuer will keep or cause to be kept
- ---------------------------
proper books of record and account, in which full, true and correct entries shall be made of all dealings or transactions of or in relation to the Securities.

        (b) The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such period, describing such Default or Event of Default, if any, and its status.

        (c) The Issuer agrees promptly to give written notice to the Trustee of:

         (i)   the occurrence of any Default or Event of Default;

         (ii)  any (A) default (after any applicable grace period has expired)
                    -
     under any material provision of any agreement, instrument or undertaking to which the Issuer or a Subsidiary is a party or by which any of them or any of their respective properties is bound or (B) litigation, investigation or
                                                 -
     proceeding which may exist at any time between the Issuer or a Subsidiary and any Person, which default or litigation, if adversely determined, could have a material adverse effect on the business, operations or condition, financial or otherwise, of the Issuer and its Subsidiaries, taken as a whole, or any of their properties;

         (iii) any litigation or proceeding affecting the Issuer or a Subsidiary in which the amount involved is $500,000 or more and is either not covered by insurance or is covered by insurance as to which the insurer has disclaimed liability or in which injunctive or similar relief is sought; or

         (iv) a material adverse change in the business, operations or condition, financial or otherwise, of the Issuer and its Subsidiaries, taken as a whole.

Each notice given pursuant to this Section 4.16(c) shall be accompanied by an Officers' Certificate setting forth details of the occurrence referred to therein and stating what action, if any, the Issuer proposes to take with respect thereto.

         The statements and other information furnished to the Trustee under this Section are to be retained by the Trustee in its files. Copies of such information pursuant to this Section shall be provided by the Trustee upon request only to the Holders of Securities at the Issuer's expense or their duly designated representatives or agents, and the Trustee shall be under no other duty with respect to the same.

         SECTION 4.17.  Payment of Taxes and Other Claims. The Issuer will, and
                        ---------------------------------
will cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before any fines or penalties are imposed, (a) all taxes,
                                                        -
assessments and governmental charges levied or imposed upon it or upon its income, profits or property and (b) all lawful claims for labor, materials and
supplies which, if unpaid,       -
might by law become a Lien upon its property in such amount as may be material to the Issuer; provided, however, that the Issuer shall have the right, at its
               --------  -------
sole cost and expense, to contest or object in good faith to the amount or validity of any tax, assessment, charge or claim by appropriate legal proceedings for which appropriate provisions, if any, as shall be required by generally accepted accounting principles, shall have been made, but such right shall not be deemed or construed in any way as relieving, modifying or extending the Issuer's covenant to pay such tax, assessment, charge or claim at the time and in the manner provided in this Section, unless the Issuer has given prior written notice to the Trustee of its intent so to contest or object.

         SECTION 4.18.  Corporate Existence and Rights. The Issuer will, and
                        ------------------------------
will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and franchises; provided, however, that the Issuer shall not be required to preserve
            --------  -------
any such franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Securities and shall deliver to the Trustee an Officers' Certificate to that effect; provided,
                                                                      --------
further, however, that this Section 4.18 shall not prohibit the merger of a
- -------  -------
Subsidiary into another Subsidiary or the merger of a Subsidiary into the Issuer. Any determination by the Issuer reflected in an Officers' Certificate delivered to the Trustee pursuant to the first proviso of this Section 4.18 shall be binding on the Trustee.

         SECTION 4.19.  Maintenance of Properties.  The Issuer shall cause all
                        -------------------------
properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Issuer
       --------  -------
from (or require the Issuer to cause any Subsidiary to avoid) discontinuing the operation or maintenance or disposing of any of such properties if such discontinuance or disposition is, in the judgment of the Board of Directors or the board of directors of the Subsidiary concerned, or of any officer (or other agent employed by the Issuer or any Subsidiary) having been delegated corporate authority for any such property, in each case, in good faith, desirable in the conduct of its business or the business of any Subsidiary.

         SECTION 4.20.  Maintenance of Insurance.  The Issuer shall, and shall
                        ------------------------
cause its Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured (including appropriate self-insurance) against loss or damage with insurers believed by the Issuer to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice unless such failure to provide or cause to be provided such insurance would not have a material adverse effect on the business affairs, financial position, stockholder's equity or results of operations of the Issuer and its Subsidiaries, considered on a consolidated basis.

         SECTION 4.21.  Certificate and Opinion as to Conditions Precedent. Upon
                        --------------------------------------------------
any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee upon the Trustee's request:

         (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

         (2) an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of such counsel, all such conditions precedent have been complied with; and

         (3) if appropriate, a certificate from Independent Accountants.

         SECTION 4.22.  Statements Required in Certificate or Opinion.  Each
                        ---------------------------------------------
certificate or opinion with regard to compliance with a covenant or condition provided for in this Indenture shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

         SECTION 4.23.  Further Instruments and Acts.  Upon request of the
                        ----------------------------
Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                 ARTICLE FIVE

                        Events of Default and Remedies
                        ------------------------------

         SECTION 5.01.  Events of Default.  An "Event of Default" occurs if:
                        -----------------

         (1) the Issuer defaults in the payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article Ten, and such default continues for a period of 30 days;

         (2) the Issuer (i) defaults in the payment of the principal of or
                         -
     premium (if any) on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise or (ii)
                                                                             --
     fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, in either case whether or not such payment shall be prohibited by Article Ten;

         (3) the Issuer fails to comply with the requirements for consolidation, merger or conveyance, transfer or lease of all or of substantially all of the Issuer's assets, as set forth in Article Nine;

         (4) the Issuer fails to observe or perform any of its covenants or agreements set forth in the Securities or in this Indenture (other than those referred to in clauses (1), (2) or (3) above) and the Default continues for a period of 30 days after the notice specified below;

         (5) Debt of the Issuer or any of its Subsidiaries is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such Debt unpaid or accelerated exceeds $5,000,000 or its foreign currency equivalent and such default continues for 10 days after the notice specified below;

         (6) the Issuer or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

            (A)  commences a voluntary case;

            (B) consents to the entry of an order for relief against it in an involuntary case;

            (C) consents to the appointment of a custodian of it or for any substantial part of its property; or

            (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

         (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A) is for relief against the Issuer or any of its Subsidiaries in an involuntary case;

            (B) appoints a custodian of the Issuer or any of its Subsidiaries or for any substantial part of their respective property; or

            (C) orders the winding up or liquidation of the Issuer or any of its Subsidiaries;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

         (8) any judgment or decree for the payment of money in excess of $5,000,000 is rendered against the Issuer or any of its Subsidiaries and is not discharged and either (A) an enforcement proceeding has been commenced
                                -
     by any creditor upon such judgment or decree or (B) there is a period of 60
                                                      -
     days following such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified
         -
     below.

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or other order, rule or regulation of any administrative or governmental body.

         Notwithstanding the foregoing, a Default under clause (4), (5) or
(8)(B) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Issuer of the Default and the Issuer does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such Notice is a "Notice of Default".

         The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5) or (8) hereof, its status and what action the Issuer is taking or proposes to take with respect thereto.


         SECTION 5.02. Acceleration. If an Event of Default (other than an Event
                       ------------
of Default specified in Section 5.01(6) or (7) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the Outstanding Securities by written notice to the Trustee and the Issuer may declare the unpaid principal of and accrued interest on all the Securities and all other amounts due hereunder or thereunder to be due and payable; provided that upon the occurrence of an Event
                                  --------
of Default described in clause (6) or (7) of Section 5.01, the principal of and accrued interest on all of the Securities shall automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by the Issuer. Upon such a declaration, such principal, interest and all other amounts shall be due and payable immediately.



         The Holders of a majority in principal amount of the Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree, if no amounts have been paid to the Holders as principal of or interest on the Securities as a result of such acceleration, and if all existing Events of Default have been cured or waived pursuant to the terms of this Indenture except nonpayment of principal or interest that has become due solely because of acceleration.

         SECTION 5.03.  Other Remedies.  If an Event of Default occurs and is
                        --------------
continuing, the Trustee may pursue any available remedy by proceeding at law or in equity or otherwise to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Securities in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.


         SECTION 5.04.  Waiver of Past Defaults.  Subject to Section 8.02, the
                        -----------------------
Holders of a majority in principal amount of the Outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (a) a Default in the payment of the principal of, or
                             -
interest on a Security or (b) a Default in respect of any covenant or provision
                           -
of this Indenture that under Section 8.02 cannot be amended or modified without the consent of the Holder of each Security affected thereby. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

         SECTION 5.05.  Control by Majority.  The Holders of a majority in
                        -------------------
principal amount of the Securities may
direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability.

         SECTION 5.06.  Limitation on Suits.  A Holder of Securities may not
                        -------------------
pursue any remedy with respect to this Indenture or the Securities unless:

         (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

         (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

         (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         SECTION 5.07.  Rights of Holders To Receive Payment.  Notwithstanding
                        ------------------------------------
any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of such Holder.

         SECTION 5.08.  Collection Suit by Trustee.  If an Event of Default in
                        --------------------------
payment of interest or principal speci-
fied in Section 5.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer (or any other obligor upon the Securities) for the whole amount of principal and interest remaining unpaid and the amounts provided for in Section 7.07.

         SECTION 5.09.  Trustee May File Proofs of Claim. The Trustee may file
                        --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 5.10.  Priorities.  If the Trustee collects any money pursuant
                        ----------
to this Article, it shall pay out the money in the following order:

         FIRST: to the Trustee for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         SECOND: to Securityholders for the payment of the whole amount then owing and unpaid upon the Securities for principal, premium (if any) and interest; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and interest, without preference or priority of principal over interest, or interest over principal, or of any Interest Payment over any other Interest Payment, or of any Securities over any other Securities, ratably to the aggregate of such principal and interest;

         THIRD:  to the payment of any remaining Obligations; and

         FOURTH: the balance, if any, to the Issuer, its successors or assigns or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may determine.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Securityholder a notice that states the record date, the payment date and amount to be paid.

         SECTION 5.11.  Undertaking for Costs.  In any suit for the enforcement
                        ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities then Outstanding.

         SECTION 5.12.  Waiver of Stay or Extension Laws. The Issuer (to the
                        --------------------------------
extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE SIX

                      Discharge of Indenture; Defeasance
                      ----------------------------------

         SECTION 6.01.  Discharge of Liability on Securities; Defeasance.  (a)
                        ------------------------------------------------
When (i) the Issuer delivers to the Trustee all Outstanding Securities (other
      -
than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all
                                                                        --
Outstanding Securities have become due and payable and the Issuer irrevocably deposits or causes to be deposited with the Trustee funds sufficient to pay at maturity all Outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07) solely for the benefit of the Holders for such purpose, and if in either case the Issuer pays all other Obligations, then this Indenture shall, subject to Sections 6.01(c) and 6.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer.

         (b) Subject to Sections 6.01(c), 6.02 and 6.06, the Issuer at any time may terminate (i) all its obligations under the Securities and this Indenture
               -
("legal defeasance option") or (ii) its obligations under Sections 4.01, 4.03,
                                --
4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.16 (with respect to clauses
(a) and (c)(ii) through (c)(iv)), 4.17, 4.18 (as to Subsidiaries), 9.01 (iii) and 9.01(iv) and the operation of 5.01(4) (with respect to those provisions of Article Four cited in this clause (ii)) 5.01(5), 5.01(6) (with respect to any Subsidiary), 5.01(7) (with respect to any Subsidiary) and 5.01(8) ("covenant defeasance option"). The Issuer may exercise its legal defeasance option not withstanding its prior exercise of its covenant defeasance option.

         If the Issuer exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in 5.01(4) (with respect to those provisions of Article Four cited in clause (ii) above), 5.01(5), 5.01(6) (with respect to any Subsidiary), 5.01(7) (with respect to any Subsidiary) or 5.01(8) or because of the failure of the Issuer to comply with Section 9.01(iii) or 9.01(iv).

         Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

         (c) Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.06, 2.07, 2.09, 4.12, 4.13, 4.14, 4.15, 4.16 (with respect to clauses (b) and (c)(i)), 4.19, 4.20, 6.04, 6.05, 6.06, 7.07 and 7.08,
shall survive until the Securities have been paid in full. There-after, the Issuer's obligations in Sections 6.04, 6.05 and 7.07 shall survive.

         SECTION 6.02.  Conditions to Defeasance.  The Issuer may exercise its
                        ------------------------
legal defeasance option or its covenant defeasance option only if:

         (1) the Issuer irrevocably deposits in trust with the Trustee Cash or U.S. Government Obligations for the payment of principal of, premium (if any) and interest on, the Securities to the date of maturity or redemption, as the case may be;

         (2) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited Cash without investment will provide Cash at such times and in such amounts (but, in the case of the legal defeasance option only, not more than such amounts) as will be sufficient to pay principal and interest when due on all Securities to maturity or redemption, as the case may be;

         (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 5.01(6) or (7) with respect to the Issuer occurs which is continuing at the end of the period;

         (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

         (5) the deposit does not constitute a default under any other agreement binding on the Issuer;

         (6) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

         (7) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer
                                                                  -
     has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a
                           --
     change in the
     applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;

         (8) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such covenant defeasance had not occurred; and

         (9) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article Six have been complied with.

         Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article Three.

         SECTION 6.03.  Application of Trust Money.  The Trustee shall hold in
                        --------------------------
trust Cash or U.S. Government Obligations deposited with it pursuant to this Article Six. It shall apply the deposited Cash and the Cash from U.S. Government Obligations through the paying agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

         SECTION 6.04.  Repayment to Issuer.  The Trustee and the paying agent
                        -------------------
shall, at any time, promptly turn over to the Issuer upon written request any Cash or securities held by them as provided in Section 6.02(1) in excess of the amount determined by independent accountants pursuant to Section 6.02(2) to be sufficient to pay principal and interest when due on all Securities to maturity or redemption, as the case may be.

         Subject to any applicable abandoned property law, the Trustee and the paying agent shall pay to the Issuer upon request any Cash held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the Cash must look to the Issuer for payment as general creditors.

         SECTION 6.05.  Indemnity for Government Obligations.  The Issuer shall
                        ------------------------------------
pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Trustee with respect to deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

         SECTION 6.06.  Reinstatement.  If the Trustee or paying agent is unable
                        -------------
to apply any Cash or U.S. Government Obligations in accordance with this Article Six by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Six until such time as the Trustee or paying agent is permitted to apply all such Cash or U.S. Government Obligations in accordance with this Article Six; provided, however, that, if the Issuer has made any
                       --------  -------
payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash or U.S. Government Obligations held by the Trustee or paying agent.


                                 ARTICLE SEVEN

                            Concerning the Trustee
                            ----------------------

         SECTION 7.01.  Duties of Trustee.  (a)  If an Event of Default has
                        -----------------
occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own af fairs.

         (b)  Except during the continuance of an Event of Default:

         (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (1)  this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 5.02, 5.04 or 5.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

         SECTION 7.02.  Rights of Trustee.  (a)  The Trustee may rely on any
                        -----------------
document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opin-ion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence.
        --------

         (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such work or direction.

         (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

         SECTION 7.03.  Individual Rights of Trustee.  The Trustee in its
                        ----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any paying agent, Security Registrar or Security Co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04.  Trustee's Disclaimer.  The Trustee shall not be
                        --------------------
responsible for and makes no representation as to the validity, adequacy or enforceability of this Indenture or the Securities. The Trustee shall not be accountable for the Issuer's use of proceeds from the Securities or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, the Trustee shall not be responsible for the use or application of any money received from any paying agent other than the Trustee, and the Trustee shall not be responsible for any statement or recital herein or in the Securities or any other document in connection with the sale of Securities or pursuant to this Indenture other than its certificate of authentication.

         SECTION 7.05.  Notice of Defaults.  If a Default or an Event of Default
                        ------------------
occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of Securities, as their names and addresses appear on the Security Register, notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, or interest on, any Security, the Trustee may withhold such notice if and so long as it in good faith determines that the withholding of such notice is in the
   --
interests of Holders of Securities. The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default
                                                     -
occurring pursuant to Section 5.01(1) or Section 5.01(2) of this Indenture, if the Trustee is then acting as paying agent, or (ii) any Default or Event of
                                                --
Default of which a Trust Officer shall have received written notification from the Issuer or a Securityholder, and such notification shall not be deemed to include receipt of information contained in any report or other document furnished under Section 4.03 of this Indenture.

         SECTION 7.06.  Reports by Trustee to Holders.  As promptly as
                        -----------------------------
practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, and within 12 months from the date the prior report hereunder was transmitted to the Holders of Securities, the Trustee shall mail to each Holder of Securities in accordance with TIA (S) 313(c), a brief report dated as of May 15 that complies with TIA
(S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b).

         A copy of each report at the time of its mailing to Holders of Securities shall be filed with the SEC and each stock exchange, if any, on which, to the Trustee's actual knowledge, the Securities are listed; the Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07.  Compensation and Indemnity.  The Issuer shall pay to the
                        --------------------------
Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon the Trustee's request, in addition to compensation for its services, for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including, without limitation, the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Issuer shall indemnify the Trustee against any loss, liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or the administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. However, failure by the Trustee to so promptly notify the Issuer shall not relieve the Issuer of its obligations under this paragraph except to the extent such failure shall have materially prejudiced the Issuer. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel that it may have available to it defenses which are in conflict with any defenses available to the Issuer, then the Issuer may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all Cash or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

         The Issuer's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in subsection 5.01(6) or (7), the expenses and compensation for the services are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.08.  Replacement of Trustee.  The Trustee may resign and be
                        ----------------------
discharged from the trust created hereby by so notifying the Issuer. The Holders of a ma-jority in aggregate principal amount of the Outstanding Securities may remove the Trustee by so notifying the Trustee in writing and the Issuer and may appoint a successor Trustee. The Issuer may remove the Trustee if:

         (1)  the Trustee fails to comply with Section 7.10;

         (2)  the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4)  the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, then, unless the Holders of Securities have appointed a Successor Trustee as provided above, the Issuer shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after receiving such acceptance, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07, the resignation or removal of the retiring Trustee shall then become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of Securities. Notwithstanding replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in aggregate principal amount of the Outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder of Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appoint-ment of a successor Trustee. In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to Section 310(b)(1) shall be deemed incorporated herein.

         SECTION 7.09.  Successor Trustee by Merger. If the Trustee consolidates
                        ---------------------------
with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         SECTION 7.10.  Eligibility; Disqualification.  The Trustee shall at all
                        -----------------------------
times satisfy the requirements of TIA (S)(S) 310(a)(1) and (a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b) during the period of time required thereby.

         SECTION 7.11.  Preferential Collection of Claims Against Corporation.
                        -----------------------------------------------------
The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                 ARTICLE EIGHT

                      Amendments, Supplements and Waivers
                      -----------------------------------

         SECTION 8.01.  Without Consent of Holders.  The Issuer and the Trustee
                        --------------------------
may, at any time and from time to time, amend or supplement this Indenture or the Securities without notice to or consent of any Holder of Securities:

         (1)  to cure any ambiguity, omission, defect or inconsistency;

         (2)  to comply with Article Nine;

         (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

         (4) to make any change that does not adversely affect the rights of any Holder of Securities; or

         (5) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA.

         After an amendment under this Section becomes effective, the Issuer shall mail to Securityholders a notice briefly describing such amendment. Failure to mail such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 8.02.  With Consent of Holders.  The Issuer may amend or
                        -----------------------
supplement this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities. The Holders of a majority in aggregate principal amount of the Outstanding Securities may waive any past default or compliance by the Issuer with any provision of this Indenture or the Securities without notice to any Holder. However, without the consent of each Holder affected, an amendment or supplement to this Indenture or waiver may not:

         (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

         (2) reduce the rate of or extend the time for payment of interest on any Security;

         (3) reduce the principal of or extend the fixed maturity of any Security;

         (4) make any Security payable in money other than that stated in the Security;

         (5) make any change in Article Ten that adversely affects the rights of any Securityholder;

         (6) reduce the premium payable upon the redemption of any Security or change the time at which or circumstances under which any Securities may be redeemed or repurchased;

         (7) impair the right of any Securityholder to receive payment of principal of and interest on such Securityholders' Securities on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holders' securities;

         (8)  make any change in Section 5.04 or 5.07 or this Section; or

         (9) waive any Default in the payment of principal of or interest on any Security.

         It shall not be necessary for the consent of the Holders of the Securities under this Section 8.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent shall approve the substance thereof.

         An amendment under this Section may not make any change that adversely affects the rights under Article Ten of any holder of Senior Debt then outstanding unless the holders of the issue required pursuant to its terms consent to such change.

         After an amendment under this Section becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to mail such notice to all Holders shall not affect the validity of an amendment under this Section.

         SECTION 8.03.  Compliance with Trust Indenture Act.  Every amendment to
                        -----------------------------------
or supplement of this Indenture executed pursuant to this Article Eight shall comply with the TIA as then in effect.

         SECTION 8.04.  Revocation and Effect of Consents. A consent to an
                        ---------------------------------
amendment, supplement or waiver by a Holder of a Security shall bind such Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses (1) through (6) of Section 8.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same Debt as the consenting Holder's Security.

         The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons or Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consents shall be valid or effective for more than 120 days after such record date.

         SECTION 8.05.  Notation on or Exchange of Securities.  If an amendment,
                        -------------------------------------
supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make an appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 8.06.  Trustee To Sign Amendments.  The Trustee shall sign any
                        --------------------------
amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that it is not inconsistent herewith and that it will be valid and binding on the Issuer in accordance with its terms.

         SECTION 8.07.  Waiver of Compliance by Holders. Anything in this
                        -------------------------------
Indenture to the contrary notwithstanding, any of the acts which the Issuer is required to do or is prohibited from doing by any of the provisions of this Indenture may, to the extent that such provisions might be changed or eliminated by a supplemental indenture pursuant to Section 8.02 hereof upon consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, be omitted or done by the Issuer if there is obtained the prior written consent thereto of the Holders of a majority of the aggregate principal amount of the Securities at the time Outstanding, or the prior written waiver of compliance with any such provision or provisions signed by such Holders. The Issuer agrees promptly to file with the Trustee a duplicate original of each such consent or waiver.


                                 ARTICLE NINE

                               Successor Company
                               -----------------

         SECTION 9.01.  When Issuer May Merge or Transfer Assets.  The Issuer
                        ----------------------------------------
shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

         (i) the resulting, surviving or transferee Person (if not the Issuer) shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Securities and this Indenture;

         (ii) immediately prior to and after giving effect to such transaction (and treating any Debt which be comes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been issued by such Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

         (iii) immediately after giving effect to such transaction, the Consolidated EBITDA Coverage Ratio of the Successor Company is at least 1:1; provided, however, that, if the Consolidated EBITDA Coverage Ratio of the Issuer before giving effect to such transaction is within the range set forth in column (A) below, then the Consolidated EBITDA Coverage Ratio of the Successor Company, as the case may be, shall be at least equal to the lesser of (1) the ratio determined by multiplying the percentage set forth in column (B) below by the

     Consolidated EBITDA Coverage Ratio prior to such transaction and (2) the ratio set forth in column C below:

 (A)                             (B)      (C)
- -----                           -----    -----
1.11:1 to 1.99:1 . . . . . .     90%     1.50:1
2.00:1 to 2.99:1 . . . . . .     80%     2.10:1
3.00:1 to 3.99:1 . . . . . .     70%     2.40:1
4.00:1 or more . . . . . . .     60%     2.50:1

         (iv) immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Issuer prior to such transaction; and

         (v) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel prior to the consummation of such transaction, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

         The resulting, surviving or transferee Person shall be the successor Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, but the predecessor Issuer in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.


                                  ARTICLE TEN

                                 Subordination
                                 -------------

         SECTION 10.01. Securities Subordinated to Senior Debt.  The Issuer and
                        --------------------------------------
the Trustee each covenants and agrees and each Securityholder, by its acceptance of a Security, likewise covenants and agrees that all Securities shall be issued subject to the provisions of this Article; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the Securities shall, to the extent and in the manner set forth in this Article, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts payable under Senior Debt, including, without limitation, the Issuer's obligations under the Credit Agreement, the First Mortgage Bonds Indenture and the Investment Agreement (including any interest accruing subsequent to a bankruptcy event specified in Sections 5.01(6) or 5.01(7) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under Bankruptcy Law).

         SECTION 10.02. No Payment on Securities in Certain Circumstances.  (a)
                        -------------------------------------------------
No direct or indirect payment or distribution by or on behalf of the Issuer on account of principal of, interest on and premium (if any) and penalties and fees ("Other Subordinated Obligations") with respect to the Securities, whether pursuant to the terms of the Securities or upon acceleration or otherwise, and no payment to acquire, repurchase, retire, redeem or defease any of the Securities shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Debt, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Debt.

         (b) During the continuance of any other event of default with respect to the Credit Agreement, the First Mortgage Bonds, the Investment Agreement or other Senior Debt pursuant to which the maturity thereof may be accelerated and
(A) upon receipt by the Trustee of written notice from any holder or holders (or
 -
representatives thereof) of Senior Debt of an aggregate principal amount of $10 million or more, or (B) if such event of default under the Credit Agreement, the
                     -
First Mortgage Bonds, the Investment Agreement or other Senior Debt results from the acceleration of the Securities, from and after the date of such acceleration, no payment of principal of, interest on, and Other Subordinated Obligations with respect to, the Securities may be made by or on behalf of the Issuer upon or in respect of the Securities for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the relevant entity giving notice commencing the Payment Blockage Period or such event of default has been cured or waived or by repayment in full by cash or cash equivalents of such Senior Debt). Not more than one Payment Blockage Period pursuant to this Section 10.02(b) may be commenced with respect to the Securities during any period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. For all purposes of this Section 10.02(b), no event of default (other than an event of default pursuant to the financial maintenance covenants under the Credit Agreement, the First Mortgage Bonds Indenture or the Investment Agreement) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Credit Agreement, the First Mortgage Bonds, the Investment Agreement or other Senior Debt initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Senior Debt, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a) or 10.02(b) of this Indenture, the Trustee shall promptly notify the holders of Senior Debt of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Debt that such prohibited payment has been made, the holders of the Senior Debt (or their representative or representatives or a trustee) within 30 days of receipt of such notice from the Trustee notify the Trustee of the amounts then due and owing on the Senior Debt, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Debt and any excess above such amounts due and owing on Senior Debt shall be paid to the Issuer.

         SECTION 10.03. Payment Over of Proceeds Upon Dissolution, etc.
                        ----------------------------------------------
(a) Upon any payment or distribution of assets or securities of the Issuer, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Issuer, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Debt (including any interest accruing subsequent to a bankruptcy event specified in Sections 5.01(6) or 5.01(7) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the Securityholders or the Trustee on behalf of the Securityholders shall be entitled to receive any payment by or on behalf of the Issuer on account of principal of, interest on, and Other Subordinated Obligations with respect to, the Securities, or any payment to acquire, repurchase, retire, redeem or defease any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, the Issuer on account of principal of, interest on, and Other Subordinated Obligations with respect to the Securities upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, to which the Securityholders or the Trustee on behalf of the Securityholders would be entitled, but for the provisions of this Article, shall be made by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Securityholders or the Trustee if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives, or to any trustee or trustees under any other indenture pursuant to which any such Senior Debt may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

         (b) To the extent any payment of Senior Debt (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any Custodian, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

         (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Securityholder at a time when such payment or distribution is prohibited by Section 10.03(a) of this Indenture and before all obligations in respect of Senior Debt are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their representatives, or to the trustee or trustees under any other indenture pursuant to which any such Senior Debt may have been issued, as their respective interests appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment distribution or provision therefor to or for the holders of such Senior Debt.

         (d) The consolidation of the Issuer with, or the merger of the Issuer with or into, another corporation or the liquidation or dissolution of the Issuer following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Nine of this Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 10.03 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, assume the obligations of the Issuer with respect to Senior Debt and otherwise comply with the conditions stated in Article Nine of this Indenture.

         SECTION 10.04.  Subrogation.  (a)  Upon the payment in full of all
                         -----------
Senior Debt, in cash or cash equiva-
lents, the Securityholders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Issuer made on such Senior Debt until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Securityholders or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment pursuant to the provisions of this Article to the holders of Senior Debt by the Securityholders or the Trustee on their behalf shall, as between the Issuer, its creditors other than holders of Senior Debt, and the Securityholders, be deemed to be a payment by the Issuer to or on account of the Senior Debt. It is understood that the provisions of this Article are intended solely for the purpose of defining the relative rights of the Securityholders, on the one hand, and the holders of the Senior Debt, on the other hand.

         (b) If any payment or distribution to which the Securityholders would otherwise have been entitled but for the provisions of this Article shall have been applied pursuant to the provisions of this Article, to the payment of all amounts payable under Senior Debt, then, and in such case, the Securityholders shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Debt of such holders.

         SECTION 10.05.  Obligations of Issuer Unconditional.  (a)  Nothing
                         -----------------------------------
contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Issuer and the Securityholders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Securityholders the principal of, premium (if any) and interest on, and Other Subordinated Obligations with respect to, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Securityholders and creditors of the Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Securityholders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of the Senior Debt.

         (b) Without limiting the generality of the foregoing, nothing contained in this Article will restrict the right of the Trustee or the Securityholders to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to the acceleration provision of this Indenture or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt
                                         --------  -------
then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Securityholders or the Trustee are entitled to receive any direct or indirect payment of principal of, premium (if any) and interest on, and Other Subordinated Obligations with respect to the Securities from the Issuer.


         SECTION 10.06.  Notice to Trustee.  (a)  The Issuer shall give prompt
                         -----------------
written notice to the Trustee of any fact known to the Issuer that would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust office to that effect signed by an Officer, or by a holder of Senior Debt, or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to other provisions hereof regarding the rights and obligations of the Trustee, be entitled to assume that no such facts exist; provided that, if the Trustee shall
                                             --------
not have received the notice provided for in this Section 10.06 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium (if any) and interest on, and Other Subordinated Obligations with respect to any Security), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Issuer and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Securities prior to such application. The foregoing sentence shall not apply if the Paying Agent is the Issuer. Nothing contained in this

Section 10.06 shall limit the right of the holders of Senior Debt to recover payments as contemplated by this Article. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

         (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 10.07. Reliance on Judicial Order or Certificate of Liquidating
                        --------------------------------------------------------
Agent.  Upon any payment or distribution of assets or securities referred to in
- -----
this Article Ten, the Trustee and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Securityholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Debt of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         SECTION 10.08. Trustee's Relation to Senior Debt. (a)  The Trustee and
                        ---------------------------------
any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Senior Debt that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

         (b) With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any duty to the holders of Senior Debt (except as provided in Sections 10.02(c) and 10.03(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Securityholders or to the Issuer or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

         SECTION 10.09. Subordination Rights Not Impaired by Acts or Omissions
                        ------------------------------------------------------
of the Issuer or Holders of Senior Debt.  No right of any present or future
- ---------------------------------------
holders of any Senior Debt to enforce subordination as provided in this Article will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Ten are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

         SECTION 10.10. Holders Authorize Trustee to Effectuate Subordination to
                        --------------------------------------------------------
Securities. Each Securityholder by his acceptance of any Securities authorizes
- ----------
and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or liquidating reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise), the filing of a claim for the unpaid balance of its Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of indebtedness in the form required in such proceeding at least 10 days before the expiration of the time to file such claim or claims, each holder of Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Securityholders.

         SECTION 10.11.  Not to Prevent Events of Default. The failure to make a
                         --------------------------------
payment on account of principal of, premium (if any) or interest on, or Other Subordinated Obligations with respect to the Securities by reason of any provision of this Article will not be construed as preventing the occurrence of an Event of Default.

         SECTION 10.12.  Trustee's Compensation Not Prejudiced.  Nothing in this
                         -------------------------------------
Article will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

         SECTION 10.13.  No Waiver of Subordinated Provisions.  Without in any
                         ------------------------------------
way limiting the generality of Section 10.09 of this Indenture, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Securityholders, without incurring responsibility to the Securityholders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Securityholders to the holders of Senior Debt, do any one or more of the following: (a) change the
                                                                   -
manner, place or terms of payment or change the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or
                                              -
otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior
       -
Debt; and (d) exercise or refrain from exercising any rights against the Issuer
           -
and any other Person.

         SECTION 10.14.  Payments May Be Paid Prior to Dissolution.  Nothing
                         -----------------------------------------
contained in this Article or elsewhere in this Indenture shall prevent (i) the
                                                                        -
Issuer, except under the conditions described in Section 10.02 or 10.03 of this Indenture, from making payments of principal of, premium (if any) or interest on, or Other Subordinated Obligations with respect to the Securities, or from depositing with the Trustee any money for such payments, or (ii) the application
                                                             --
by the Trustee of any money deposited with it for the purpose of making such payments of principal of, interest on, or Other Subordinated Obligations with respect to the Securities to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in
Section 10.02(b) of this Indenture (or there shall have been an acceleration of the Securities prior to such application) or in Section 10.06 of this Indenture. The Issuer shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Issuer.

         SECTION 10.15.  Consent of Holders of Senior Debt Under the Credit
                         --------------------------------------------------
Agreement and First Mortgage Bonds.  The provisions of this Article (including
- ----------------------------------
the definitions contained in this Article and references to this Article contained in this Indenture) shall not be amended in a manner that would adversely affect the rights of the holders of Senior Debt under the Credit Agreement, the First Mortgage Bonds, the Investment Agreement or any other Senior Debt, and no such amendment shall become effective unless the holders of such Senior Debt shall have consented (in accordance with the provisions of the Credit Agreement, the First Mortgage Bonds Indenture, the Investment Agreement or other relevant instrument, as the case may be) to such amendment.


                                ARTICLE ELEVEN

                           Miscellaneous Provisions
                           ------------------------

         SECTION 11.01.  Trust Indenture Act Controls.  If any provision of this
                         ----------------------------
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 11.02.  Communication by Holders with Other Holders.  Holders
                         -------------------------------------------
of Securities may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA
(S) 312(c).

         SECTION 11.03.  Notices.  Any notice or communication shall be
                         -------
sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

       if to the Issuer:

            Americold Corporation
            7007 S.W. Cardinal Lane, Suite 135
            Portland, Oregon  97224

            Attention:  Joel M. Smith
         if to the Trustee:

            United States Trust Company of New York
            114 West 47th Street, 15th Floor
            New York, New York  10036-1532

            Attention:  Corporate Trust Division

         The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder of Securities shall be mailed to such Holder at his address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder of Securities or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 11.04.  When Treasury Securities Disregarded.  In determining
                         ------------------------------------
whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.
Also, subject to the foregoing, only Securities Outstanding at the time shall be considered in any such determination.

         SECTION 11.05.  Rules by Trustee, Paying Agent and Security Registrar.
                         -----------------------------------------------------
The Trustee may make reasonable rules for action by or a meeting of Holders of Securities. The Security Registrar and the paying agent may make reasonable rules for their functions.

         SECTION 11.06.  Legal Holidays.  A "Legal Holiday" is a Saturday, a
                         --------------
Sunday or a day on which banking institutions are not required to be open in the State of New York or the State of Oregon. If a Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period on such amounts to be paid on such Payment Date;
provided that if the Maturity Date is a Legal Holiday, interest shall
- --------
accrue for such intervening period. If a regular Record Date is a Legal Holiday, the Record Date shall not be affected.

         SECTION 11.07.  Successors.  All agreements of the Issuer in this
                         ----------
Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 11.08.  Multiple Originals.  The parties may sign any number of
                         ------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 11.09.  Separability Clause.  In case any provision in this
                         -------------------
Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.10.  Governing Law.  This Indenture and each of the
                         -------------
Securities issued hereunder shall be deemed to be contracts made under the laws of the State of New York and shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 11.11.  Table of Contents; Headings.  The table of contents and
                         ---------------------------
the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not being considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, AMERICOLD CORPORATION has caused this Indenture to be signed and acknowledged by its Senior Vice President, and its corporate seal to be affixed hereunto, and the same to be attested by its Assistant Secretary; and UNITED STATES TRUST COMPANY OF NEW YORK has caused this Indenture to be signed and delivered by one of its Vice Presidents and its corporate seal to be affixed hereunto, and the same to be attested by one of its Authorized Persons, all as of the day and year first above written.


                              AMERICOLD CORPORATION


                              By________________________________
                                Name:  Joel M. Smith
                                Title: Senior Vice President and
                                       Chief Financial Officer
  Attest:


  _________________________
  Name:  Lon V. Leneve
  Title: Assistant Secretary


                              UNITED STATES TRUST COMPANY
                                OF NEW YORK, as Trustee


                              By________________________________
                                Name:
                                Title:

  Attest:


  _________________________
  Name:
  Title:

  [SEAL APPEARS HERE]

  STATE OF NEW YORK  )
                     ) ss.:
  COUNTY OF NEW YORK )

         On this ___ day of ________ 1996, before me personally came Joel M. Smith, to me known, and who, being by me duly sworn, did depose and say that he resides at ____________________________________, that he is the Senior Vice
  President and Chief Financial Officer of AMERICOLD CORPORATION, one of the corporations described in and which executed the above instrument, and that he signed his name thereto by like authority.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


  [NOTARIAL SEAL APPEARS HERE]

                                                    __________________________
                                                    Name:
                                                    Commission Expires _______

  STATE OF NEW YORK  )
                     ) ss.:
  COUNTY OF NEW YORK )

         On this ___ day of ________ 1996, before me personally came _______________, to me known, and who, being by me duly sworn, did depose and say that he resides at __________________________________, that he is the
  _____________________ of UNITED STATES TRUST COMPANY OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


  [NOTARIAL SEAL]

                            __________________________
                            Name:
                            Commission Expires _______

                          [FORM OF FACE OF SECURITY]


                             AMERICOLD CORPORATION

  No. R-                                                     $

                     __% Senior Subordinated Note due 2008


         AMERICOLD CORPORATION, an Oregon corporation, promises to pay
to                                    , or registered assigns, the aggregate
principal sum of         Dollars on or before May 1, 2008.

         Interest Payment Dates:   May 1 and
                                   November 1
         Record Dates:  April 15 and October 15

         Additional provisions of this Security are set forth on the other side of this Security.



                                  AMERICOLD CORPORATION,


                              By ______________________________
                                         Vice President


                                 ______________________________
                                           Secretary


  TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

  UNITED STATES TRUST COMPANY OF NEW
  YORK, as Trustee, certifies that                      [SEAL]
  this is one of the Securities
  referred to in the Indenture.


  By  ____________________________
       Authorized Signatory

Date of Authentication:












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                [FORM OF REVERSE SIDE OF SECURITY APPEARS HERE]


                             AMERICOLD CORPORATION

                     __% Senior Subordinated Note due 2008

         1.  Payment of Interest; Default Rate; Payment of Principal.
             -------------------------------------------------------

         Americold Corporation (the "Issuer", which term includes any successor as defined in the Indenture hereinafter referred to) promises to pay interest on the outstanding principal amount of this Security (a "Security") from the date hereof to maturity at a rate of __% per annum; provided that (i) the interest
                                               --------       -
rate on this Security shall be increased by 1%, effective November 1, 1997, if by such date this Security is not rated B3 or higher by Moody's Investors Service and B-or higher by Standard & Poor's (together, the "Requisite Rating"),
(ii) if this Security does not achieve the Requisite Rating by November 1, 1997
 --
but thereafter this Security does achieve such Requisite Rating, the interest rate then borne by this Security shall be decreased by 1% effective on the next Payment Date, and (iii) if, after achieving the Requisite Rating, this Security
                   ---
is subsequently downgraded below the Requisite Rating, the interest rate then borne by this Security shall be increased by 1% effective on the next Payment Date. In no event shall the interest rate borne by this Security be greater than __% or less than __%. The Issuer also promises to pay, on demand, interest, compounded monthly, on any overdue principal, premium and (to the extent not prohibited by applicable law) interest at a rate (the "Default Rate") equal to the lesser of (a) the greater of (i) __% per annum and (ii) 4% per
                        -                  -                     --
annum over the prime rate or equivalent rate of interest from time to time in effect as announced by United States Trust Company of New York, and (b) the
                                                                     -
maximum rate of interest on this Security then permitted by applicable law, in each case computed on the basis of a 360-day year of twelve 30-day months. This Security shall bear interest on the unpaid principal amount hereof from and after the most recent Payment Date (as hereinafter defined) to which interest has been paid or, if no interest has been paid, from and after the date of original issuance of the Securities.

         Such principal and interest (other than any interest payable at the Default Rate, which is payable on demand) shall
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be payable in the manner set forth in Section 3 below in lawful money of the
United States of America, as follows:

         (i) the full amount of all interest accrued on the outstanding principal amount of this Security shall be due and payable on May 1 and November 1 of each year, commencing November 1, 1996; and

         (ii) payment of principal shall be due and payable on May 1, 2008.

The payments described in clause (i) above are herein called the "Interest Payments" and the dates upon which such payments and the payment described in clause (ii) above are due are herein called the "Payment Dates"; provided that,
                                                                 --------
if any Payment Date would otherwise be on a day which is not a Business Day, then such Payment Date shall be the next succeeding Business Day. Capitalized terms used herein without definition shall have the meanings specified in the Indenture (as hereinafter defined).

         The Interest Payment payable on any Payment Date will, subject to certain conditions set forth below, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the April 15 or October 15 next preceding such Payment Date, as the case may be; provided that any Interest Payment not punctually paid or duly
             --------
provided for on such Payment Date shall cease to be so payable, but instead shall be payable to the Person in whose name this Security is registered at the close of business on such date as shall be determined by the Issuer in accordance with the Indenture (as hereinafter defined).

         2.   Indenture.
              ---------

         This Security is a general unsecured obligation of the Issuer and is one of a duly authorized issue of securities of the Issuer designated as its __% Senior Subordinated Notes due 2008, limited in aggregate principal amount to $120,000,000, except as provided in the Indenture (as hereinafter defined), all issued or to be issued, under and pursuant to the Indenture, dated as of ________, 1996 (herein, together with all supplements and amendments thereto, called the "Indenture"). This Security has been duly executed and delivered by the Issuer to United States Trust Company of New York (herein, together with its successors and assigns as trustee under the Indenture, called the "Trustee"), as Trustee for authentication. Reference is hereby made to the Indenture for a description of the nature and extent of the security, the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities, and this Security is subject in all respects to such Indenture.

         3.   Method of Payment; Tax Withholding.
              ----------------------------------

         (a) Interest Payments on the Securities will be made in U.S. dollars, at the office of the Trustee, but, at the option of the Issuer, such payments may be made by check drawn on a bank in New York City mailed to the Holder at such Holder's registered address, except as otherwise provided in the Indenture. Payment of principal of or premium (if any) on this Security upon maturity or redemption in whole or in part, together with accrued interest, will, except as otherwise provided in the Indenture, be made against surrender hereof at the office of the paying agent or co-paying agent maintained by the Issuer in New York City, which initially shall be at the office of the United States Trust Company of New York, 114 West 47th Street, 15th Floor, New York, New York 10036-1532.

         (b) No deduction or withholding from any payment of interest on this Security for or on account of any taxes will be made except as required by law. Applicable United States federal taxes will be withheld from payments on this Security for any year in which the Trustee has not received from any Holder hereof that is not a United States Person (as defined in the Indenture) properly executed Form 4224 or Form 1001 (or Form W-8) (or successor thereto) in accordance with the provisions of the Indenture, certifying to the effect that such Holder is not subject to United States federal withholding tax on interest payable under this Security.

         4.   Denominations.
              -------------

         Securities are issuable only in fully registered form without coupons and may be transferred in minimum denominations of $1,000 and such greater denominations as are whole multiples of $1,000, only in the manner and upon payment of the charges provided in the Indenture. The Trustee will authenticate and deliver Securities for issue in an aggregate principal amount not to exceed $120,000,000 upon a written order of the Issuer.

         5.   Defaults and Remedies.
              ---------------------

         If an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal amount of each Security may become or be declared to be due and payable. Upon payment by the Issuer of such principal amount, the premium (if any) specified in
Section 3.01 of the Indenture and all accrued interest, the obligations of the Issuer with respect to the payment of principal of, premium (if any) and interest on this Security shall terminate.

         The Indenture provides that a declaration that the Securities are due and payable upon the occurrence of certain Events of Default and the consequences of such declaration may be annulled by the Holders of a majority in aggregate principal amount of the Securities then Outstanding, considered as a single class. It is also provided in the Indenture that under certain circumstances prior to any such declaration the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may on behalf of the Holders of all the Securities waive any past Default or Event of Default under the Indenture and its consequences except a default in the payment of principal of, premium (if any) or interest on any of the Securities, or a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the Holder of each Security affected.

         6.   Amendment; Supplement; Waiver.
              -----------------------------

         The Indenture contains provisions permitting the Issuer and the Trustee, without the consent of the Holders of Securities, to modify and amend the terms and conditions of the Indenture and the Securities for certain purposes including, without limitation, (a) adding to the covenants of the
                                         -
Issuer for the benefit of the Holders of Securities, (b) curing any ambiguity or
                                                      -
correcting or supplementing any defective provisions contained therein, or
(c) making such other provisions in regard to matters or questions arising under
 -
the Indenture as shall not adversely affect the interests of the Holders of the Securities. The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of Securities under the Indenture; provided that no such supplemental indenture
                                   --------
shall, without the consent in each case of the Holder of each Security so affected, (a) extend the fixed maturity of any Securities, or reduce the
           -
principal amount thereof or premium thereon, or change the time at which

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or circumstances under which any Security may or shall be redeemed or repurchased, or reduce the rate of or extend the time of payment of interest thereon, or make the principal thereof or premium or interest thereon payable in any coin or currency other than that hereinbefore provided, or impair the right to institute suit for the enforcement of any such payment, make any changes to the subordination provisions set forth in the Indenture that adversely affect the rights of any Securityholder, or (b) amend certain provisions of the Indenture to reduce quorum or voting requirements, or reduce the aforesaid percentage in aggregate principal amount of Securities the consent of the Holders of which is required for any such supplemental indenture, or reduce the percentage of Securities the Holders of which are required to give certain directions or to consent to certain waivers or (c) modify or affect in any manner adverse to the Holders of the Securities the terms and conditions of the obligations of the Issuer in respect of the due and punctual payment of the principal of and interest on the Securities.

         Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Security and any Security which may be issued in substitution or exchange hereof, irrespective of whether any notation of such consent or waiver is made upon this Security or such other Security.

         7.   Optional Redemption.
              -------------------

         The Securities will be redeemable, at the Issuer's option, in whole or in part, at any time and from time to time on or after May 1, 2001 upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Payment Date), if redeemed during the 12-month period commencing on or after May 1, of the years set forth below:



               Period                                 Redemption
                                                        Price
- ------------------------------------   ----------------------------------------
2001 . . . . . . . . . . . . . . .                      %

2002 . . . . . . . . . . . . . . .

2003 and thereafter . . . . . . . .                     100.000


         In addition, at any time and from time to time prior to May 1, 1999, the Issuer may redeem in the aggregate up to 35% of the original principal amount of the Securities with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of ___% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Payment Date).

         In the case of any redemption of Securities, the Issuer is required to deliver to the Trustee an Officers' Certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that the conditions precedent, if any, to the right of the Issuer to redeem the Securities have occurred.

         8.   Subordination.
              -------------

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions and
                        -
(b) authorizes and directs the Trustee on his behalf to take such action as may
- --
be necessary or appropriate to effectuate the subordination so provided.

         9.   Change of Control.
              -----------------

         Upon a Change of Control, any Holder of Securities will have the right to cause the Issuer to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase, as provided in, and subject to, the Indenture.

         10.  Asset Sales.
              -----------

          The Indenture provides, under certain circumstances, for the payment of principal of the Securities from certain asset sales.


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         11.  Defeasance.
              ----------

         Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

         12.  Persons Deemed Owners.
              ---------------------

         The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name this Security shall be registered upon the Security Register (as such term is defined in the Indenture) as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment thereof and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall, except to the extent required by applicable law, be affected by any notice to the contrary. All such payments so made to any such Person shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge all liability for the money payable hereupon.

         13.  Validity; Authentication.
              ------------------------

         The Indenture and this Security shall be deemed to be contracts made under the laws of the State of New York and shall for all purposes be governed by, and construed in accordance with, the laws of such State without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

         This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

         14.  Unclaimed Money.
              ---------------

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or paying agent shall pay the money back to the Issuer at its request. After any such payment, Securityholders entitled to the money must look only to the Issuer and not to the Trustee for payment unless an abandoned property law designates another person.


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

         15.  Abbreviations.
              -------------

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (tenants in common). TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gifts to Minors Act).

         16.  CUSIP Numbers.
              -------------

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Security or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.



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                                ASSIGNMENT FORM

         To assign this Security, fill in the form below:

I or we assign and transfer this Security to


- --------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)


- --------------------------------------------------------------------------------
          (insert assignee's social security or taxpayer I.D. number)

and irrevocably appoint_________________________________________________________
agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


Date:  __________________

Signature:______________________________________________________________________
                 (Sign exactly as your name appears on the other side of this
                    Security)

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